As filed with the Securities and Exchange Commission on February 19, 2008

Registration No. 333-147439

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BPW Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1259837
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

750 Washington Boulevard
Stamford, Connecticut 06901
(203) 653-5800

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael E. Martin,
Chief Executive Officer
BPW Acquisition Corp.
750 Washington Boulevard
Stamford, Connecticut 06901
(203) 653-5800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bruce S. Mendelsohn Mark Zvonkovic Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 – Facsimile	Ann F. Chamberlain Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 (212) 705-7000 (212) 752-5378 – Facsimile

Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $.0001 par value, and one warrant(2)	43,125,000 units	$10.00	$431,250,000	$13,239.34
Shares of common stock included as part of the units(2)	43,125,000 shares	—	—	—(3)
Warrants included as part of the units(2)	43,125,000 warrants	—	—	—(3)
Total			$431,250,000	$13,239.34(4)
1	Estimated solely for the purpose of calculating the registration fee.
2	Includes 5,625,000 Units, representing 5,625,000 shares of common stock and 5,625,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
3	No fee pursuant to Rule 457(g).
4	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2008

P R O S P E C T U S

$375,000,000

BPW Acquisition Corp.

37,500,000 Units

BPW Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to as our initial business combination. If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional six months. In order to extend the period of time to up to 30 months (i) holders of a majority of our outstanding shares of common stock must approve the extension period and (ii) public stockholders owning less than 35% of our shares of common stock included in the units sold in this offering exercise their conversion rights, each as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate our business combination within such 24 months (or up to 30 months if our stockholders approve an extension period), we will liquidate and distribute the proceeds held in the trust account, described below, to our public stockholders. We will focus on a business combination or combinations in the financial services or business services industries, but we may effect a business combination with a business outside those industries. To date, our efforts have been limited to organizational activities and activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to any business combination.

This is the initial public offering of our securities. We are offering 37,500,000 units. The public offering price will be $10.00 per unit. Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire six years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 5,625,000 units to cover over-allotments, if any.

Perella Weinberg Partners Acquisition LP and BNYH BPW Holdings LLC, to which we refer throughout this prospectus as our ‘‘sponsors,’’ and which are affiliates of Perella Weinberg Partners Group LP and Brooklyn NY Holdings LLC, respectively, have agreed to purchase an aggregate of 8,600,000 warrants at a price of $1.00 per warrant ($8.6 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants as the ‘‘sponsors’ warrants.’’ The proceeds from the sale of the sponsors’ warrants will be deposited into the trust account, and will be part of the funds distributed to our public stockholders in the event we are unable to complete our initial business combination.

In addition, our sponsors have entered into agreements with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which they have placed limit orders for an aggregate of up to $25.0 million of our common stock during the time periods and subject to the conditions described later in this prospectus.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘BPW.U’’ on or promptly from the date of this prospectus. The common stock and warrants will begin separate trading on the 35th day from the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission (the ‘‘SEC’’) containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols ‘‘BPW’’ and ‘‘BPW.WS,’’ respectively. We cannot assure you, however, that our securities will be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 27 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$375,000,000
Underwriting Discount(1)	$0.70	$26,250,000
Proceeds to BPW Acquisition Corp. (before expenses)	$9.30	$348,750,000

(1)	Includes $0.44 per unit or $16,500,000 in the aggregate ($18,975,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. However, the underwriters have waived their right to the deferred underwriting discounts and commissions with respect to those units as to which the underlying shares have been converted to cash by public stockholders who voted against the business combination or extension period and exercised their conversion rights. See ‘‘Underwriting—Underwriting Discounts and Commissions.’’

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about             , 2008. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, approximately $9.95 per share, or $373,000,000 in the aggregate (approximately $9.92 per share, or approximately $427,787,500 in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account maintained by Mellon Bank, N.A., as account agent. These funds will not be released until the earlier of (i) the completion of our initial business combination or (ii) our liquidation (which may not occur until 24 months from the date of this prospectus, or up to 30 months if our stockholders approve an extension period).

Citi

UBS Investment Bank	Piper Jaffray	Sandler O’Neill + Partners, L.P.

I-Bankers Securities, Inc.

                                     , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to BPW Acquisition Corp. References in this prospectus to ‘‘public stockholders’’ refer to those persons that purchase the securities offered by this prospectus, including any of our officers, directors, sponsors and founders who purchase these securities either in this offering or afterwards, provided that such individuals’ status as ‘‘public stockholders’’ shall only exist with respect to those securities so purchased. References in this prospectus to our ‘‘management’’ or ‘‘management team’’ refer to our officers and directors. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

We are a blank check company formed under the laws of the State of Delaware on October 12, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to throughout this prospectus as our initial business combination. We will focus on a business combination or combinations in the financial services or business services industries, but we may effect a business combination with a business outside those industries. We believe that these types of companies are in line with the significant combined experience and industry knowledge of our sponsors. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will seek to capitalize on the significant transaction and industry experience and contacts of affiliates of our sponsors, Brooklyn NY Holdings LLC (together with its affiliates, ‘‘BNYH’’) and Perella Weinberg Partners Group LP (together with its affiliates, ‘‘PWP’’). Michael E. Martin, our Chief Executive Officer and Chairman of the Board, and the President of BNYH, has more than 20 years of financial institutions investment banking experience providing merger and acquisition and strategic advice to financial institutions, and Joseph R. Perella, our Vice Chairman and a director of ours, and the Chairman and a founding partner of PWP, has more than 35 years of investment banking experience. We believe that the combined efforts of BNYH and PWP generally and of Mr. Martin and Mr. Perella specifically will be a powerful combination in our successfully sourcing and executing an initial business combination.

BNYH was established in September 2005 to provide asset and investment management services to the Lerner family and its affiliates, and has over $4.0 billion of assets under management. Its investment activities include public market equity and fixed income portfolios, alternative investments, real estate and direct private equity investments.

BNYH’s President and our Chief Executive Officer and Chairman of the Board is Michael E. Martin. Prior to joining BNYH in 2006, Mr. Martin was a Vice Chairman and Managing Director of UBS Investment Bank where he was the Global Head of the Financial Institutions Group with responsibility for delivering merger and acquisition and corporate finance advice to UBS clients on a global basis. Prior to joining UBS in March 2002, Mr. Martin was a Managing Director of Credit Suisse First Boston, where he was a Global Co-Head of the Financial Institutions Group.

PWP is an independent, privately-owned financial services firm that provides corporate advisory and asset management services to clients around the world. PWP was formally established in June 2006 and has assembled a group of talented and experienced professionals recruited from a wide variety of leading global financial institutions. PWP raised capital commitments of over $1 billion from a group of global strategic investors to establish its operations and to fund investment strategies in its asset management business. The strategic investors, along with PWP’s partners and advisory council, form the nucleus of a network of global relationships. PWP’s goal is to benefit its clients by harnessing the intellectual capital resident in each of its businesses and leveraging the network of relationships of its strategic investors, partners and advisory council.

Joseph R. Perella, a founding partner of PWP, is our Vice Chairman and a director of ours. Mr. Perella’s investment banking experience includes strategic assignments for leading companies in virtually every industry and region of the world. Prior to founding PWP, Mr. Perella held senior positions at Morgan Stanley, including Vice Chairman of Morgan Stanley, Chairman of Institutional Securities and Investment Banking and Worldwide Head of Investment Banking. Mr. Perella was also a member of Morgan Stanley’s Management Committee since joining Morgan Stanley in 1993. In 1988, Mr. Perella co-founded Wasserstein Perella & Co. and was Chairman until September 1993. From 1972 to 1988, Mr. Perella held senior positions at First Boston.

We believe that the extensive network within the financial community developed by the principals of BNYH and PWP will provide us with significant business combination opportunities. We anticipate that target business candidates could be brought to our attention from various unaffiliated sources within the financial community, including, among others, management teams of public and private companies, investment bankers, venture capital firms, private equity firms, attorney and accountants. The members of our management team, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. We expect to receive a number of proprietary opportunities that would not otherwise be available to us as a result of the experience and business relationships of our sponsors. In addition, target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses that they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

We intend to focus our efforts on the financial services and business services industries and do not currently expect to conduct an active search for an opportunity outside of such industries. We will seek acquisition opportunities where we can apply our capital resources and our management’s networks and expertise within these industries to enhance the value of the acquired company’s product and service offerings post-business combination, and where there are substantial opportunities for both organic growth as well as growth through acquisitions. We intend to focus our search on businesses in North America and Europe, but may also explore other international opportunities.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating business combination opportunities, though we may decide to enter into our initial business combination with a target business that does not meet some or all of these criteria and guidelines.

•	Established companies with proven track records. We will generally seek to effect a business combination with established companies with strong historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to effect a business combination with start-up companies.

•	Companies with strong earnings characteristics. We will generally seek to effect a business combination with companies that have a history of strong, stable earnings generation. We will focus on companies that have predictable, recurring revenue streams.

•	Strong competitive industry position. We will seek to effect a business combination with businesses that are well positioned within their respective subindustries of the financial services or business services industries. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or defensible niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product and service quality, customer loyalty, switching costs, patent protection and brand recognition and positioning. We will seek to effect a business combination with businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong earnings.

•	Experienced management team. We will seek to effect a business combination with businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating excellent returns on invested capital. We believe that the industry expertise of our officers and directors will complement, not replace, the target’s management team. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with management and employees, legal and accounting due diligence, inspection of facilities, calls with vendors and customers, as well as a review of financial and other information which will be made available to us. We have not, nor have our sponsors, officers, directors nor anyone else on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction at any time prior to or following our incorporation. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact any suitable target business combination candidate at any time prior to or following our incorporation.

Our sponsors have agreed to purchase an aggregate of 8,600,000 warrants at a price of $1.00 per warrant ($8.6 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $8.6 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete our initial business combination, then the $8.6 million will be part of the liquidating distribution to our public stockholders, and the sponsors’ warrants will expire worthless.

If the size of this offering is increased or decreased, it could result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account (as described below). Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.04 (or $0.03 if the underwriters’ over-allotment option is exercised in full).

Our executive offices are located at 750 Washington Boulevard, Stamford, Connecticut 06901, and our telephone number is (203) 653-5800.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors’’ beginning on page 27 of this prospectus.

Securities offered:	37,500,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly from the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K and having issued a press release announcing when such separate trading will begin, as described below. In no event will the common stock and warrants be traded separately until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a current report on Form 8-K with the SEC, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date the units commence trading. If the underwriters’ over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the underwriters’ over-allotment option. We will also include in this amendment to the Form 8-K, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Units:

Number outstanding before this offering:	7,610,294 units[1]

Number to be outstanding after this offering:	44,117,647 units[2]

Common Stock:

Number outstanding before this offering:	7,610,294 shares[1]

Number to be outstanding after this offering:	44,117,647 shares[2]

Warrants:

Number outstanding before this offering:	7,610,294 warrants[1]

Number to be sold privately simultaneously with the consummation of this offering:	8,600,000 warrants

Number to be outstanding after this offering and private placement:	52,717,647 warrants[2]

Exercisability:	Each warrant is exercisable to purchase one share of common stock.

Exercise price of the warrants included in the units sold in this offering and the sponsors’ warrants to be sold simultaneously with the consummation of this offering:	$7.50 per share.

Exercise price of founders’ warrants included in the founders’ units:	$10.00 per share.

Exercise period for the warrants included in the units sold in this offering:	The warrants will become exercisable on the later of:

•	the completion of our initial business combination, or

•	one year from the date of this prospectus;

provided, in each case, we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

(1)	This number includes up to an aggregate of 992,647 founders’ units, representing 992,647 shares of common stock and 992,647 warrants that are subject to forfeiture by our founders if the underwriters’ over-allotment option is not exercised in full. Only the number of units, shares and warrants necessary for our founders to maintain their collective 15% ownership interest in our outstanding common stock will be forfeited upon consummation of this offering and the expiration of the over-allotment option or its exercise.
(2)	Assumes the underwriters’ over-allotment option has not been exercised and up to an aggregate of 992,647 founders’ units, representing 992,647 shares of common stock and 992,647 warrants, have been forfeited by our founders as a result thereof.

The warrants sold in this offering, the founders’ warrants and the sponsors’ warrants will expire at 5:00 p.m., New York time, six years from the date of this prospectus or earlier upon redemption.

On the exercise of any warrant (other than on a cashless basis), the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the founders’ warrants and sponsors’ warrants):

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the ‘‘30-day redemption period’’); and

•	if, and only if, the last sale price of our common stock equals or exceeds $13.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period. The underwriters do not have any consent rights in connection with our exercise of our redemption rights.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

We may not redeem the founders’ warrants or the sponsors’ warrants so long as they are held by the founders or sponsors, respectively, or their affiliates or other permitted transferees.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

•	warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.25 trigger price, as well as the $7.50 warrant exercise price, after the redemption notice is issued.

Proposed American Stock Exchange symbols for our:

Units:	‘‘BPW.U’’

Common stock:	‘‘BPW’’

Warrants:	‘‘BPW.WS’’

Founders’ units:	On October 31, 2007, our sponsors purchased 10,781,250 founders’ units for an aggregate purchase price of $25,000, or approximately $0.0023 per unit. Subsequently, on February 19, 2008, our sponsors returned to us an aggregate of 3,170,956 of such founders’ units, which we have cancelled. Our sponsors have transferred at cost an aggregate of 150,000 founders’ units to Roger W. Einiger, J. Richard Fredericks, and Wolfgang Schoellkopf, each of whom will be a director of ours upon the closing of this offering. We refer to Roger W. Einiger, J. Richard Fredericks, Wolfgang Schoellkopf and our sponsors as our ‘‘founders’’ throughout this prospectus. The founders’ units include an aggregate of up to 992,647 founders’ units that are subject to forfeiture by our founders to the extent that the underwriters’ over-allotment option is not exercised in full. The founders will be required to forfeit only a number of founders’ units necessary to maintain their collective 15% ownership interest in our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. The founders’ units are identical to the units being sold in this offering, except that:

•	the founders’ common stock and founders’ warrants are subject to the transfer restrictions and registration rights described below;

•	the founders’ warrants will become exercisable upon the later of (i) the date that is one year after the date of this prospectus or (ii) the consummation of our initial business combination, in each case, if and only when (x) the last sales price of our common stock equals or exceeds $12.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founders’ warrants will be exercisable at a price of $10.00 per share;

•	the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•	the founders have agreed to vote the founders’ common stock (i) in the same manner as the majority of votes cast by our public stockholders at a duly held stockholder meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination;

•	the founders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The founders have agreed not to sell or otherwise transfer (except to permitted transferees as described in this prospectus under the heading ‘‘Principal Stockholders,’’ who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions) any of the founders’ units and underlying securities until one year after the date of the completion of our initial business combination or earlier if, subsequent to our business combination, (i) the last sales price of our common stock equals or exceeds $13.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to such restrictions as the ‘‘transfer restrictions’’ throughout this prospectus. In addition, the founders are entitled to registration rights with respect to the founders’ common stock and founders’ warrants under an agreement to be signed concurrently with the consummation of this offering, as described in this prospectus.

Limit order agreements:	In addition, our sponsors have entered into agreements with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they have placed limit orders for an aggregate of up to $25.0 million of our common stock commencing on the later of (i) the day after we file our initial preliminary proxy statement relating to our initial business combination and (ii) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances as described in the limit order agreements between the sponsors and Citigroup Global Markets Inc. (the ‘‘Buyback Period’’). Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP have agreed to contribute to the capital of BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP, respectively, sufficient funds for them to meet their respective obligations under these limit order agreements. These limit orders will require the sponsors to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (i) the expiration of the Buyback Period or (ii) until such purchases reach $25.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreements in certain circumstances. Our sponsors have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these limit order agreements until 180 days after we have completed an initial business combination, and will vote all such shares (i) in favor of our initial business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (iii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our founders, sponsors, officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them following the consummation of this offering, including, with respect to the sponsors, shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

Sponsors’ warrants purchased through private placement:	Our sponsors have entered into an agreement with us to purchase an aggregate of 8,600,000 sponsors’ warrants at a price of $1.00 per warrant ($8.6 million in the aggregate) simultaneously with the consummation of this offering. The sponsors’ warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our initial business combination. If we do not consummate our initial business combination and we are forced to liquidate, the $8.6 million purchase price of the sponsors’ warrants will become part of the distribution to our public stockholders and the sponsors’ warrants will expire worthless.

The sponsors’ warrants will not be transferable or salable by the purchasers (except to certain permitted transferees as described in this prospectus under the heading ‘‘Principal Stockholders’’ who must agree to be bound by the same transfer restrictions) until we complete our initial business combination, they will be exercisable at the discretion of the holder for cash or on a cashless basis and will be non-redeemable by us, in each case, so long as they are held by the sponsors or their affiliates or other permitted transferees. In addition, after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Additional purchases by independent directors:	Messrs. Einiger, Fredericks and Schoellkopf, whom we refer to as our independent directors, have entered into an agreement with our sponsors pursuant to which, for an aggregate purchase price of $150,000, they have purchased from our sponsors an aggregate of an additional 129,750 of the founders’ units held by our sponsors and have committed to purchase from our sponsors an aggregate of 149,571 of the sponsors’ warrants immediately following the consummation of this offering. Our independent directors will be subject to the same rights and restrictions as the sponsors and have agreed to vote the shares of common stock underlying the founders’ units in the same manner as the sponsors, as described in this prospectus.

Registration rights:	Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our founders with respect to securities held by them from time to time, including the founders’ units, founders’ common stock, founders’ warrants and, with respect to the sponsors, the sponsors’ warrants and underlying shares and any shares purchased pursuant to the limit orders described above. See ‘‘Principal Stockholders – Registration Rights.’’

Offering and sponsors’ warrants private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:	$373,000,000, or approximately $9.95 per unit ($427,787,500, or approximately $9.92 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors’ warrants will be placed in the trust account maintained by Mellon Bank, N.A., as account agent, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $16,500,000 in deferred underwriting discounts and commissions (or $18,975,000 if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsors’ warrants and the deferred underwriting discounts and commissions is a benefit to our public stockholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of (i) our consummation of our initial business combination or (ii) our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering and the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income of up to $4.0 million, subject to adjustment, earned on the trust account balance to fund our working capital requirements; provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us to pay our tax obligations on such interest income. With these exceptions, expenses incurred by us while seeking our initial business combination may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, $100,000).

Limited payments to insiders:	There will be no fees, reimbursements or other compensation of any kind paid or awarded by us or a target business to or earned by our founders, sponsors, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•	A payment of $10,000 per month to PWP, an affiliate of one of our sponsors, for office space and certain office and secretarial services, as we may require from time to time for a period commencing on the date of this prospectus and ending on the earlier of our consummation of our business combination or our liquidation;

•	Repayment of non-interest bearing loans totaling $250,000 in the aggregate made to us by our sponsors to cover offering expenses; and

•	Reimbursement for any expenses incident to this offering and identifying, investigating and consummating our initial business combination with one or more target businesses, none of which have been incurred to date.

There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $4.0 million, subject to adjustment, earned on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. If the size of this offering is increased or decreased, it could result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation amount could decrease by as much as approximately $0.04 (or $0.03 if the underwriters’ over-allotment option is exercised in full).

Our audit committee will review and approve all individual disbursements above $10,000 made to our founders, sponsors, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

All amounts held in the trust account that are not paid to converting stockholders as a result of their shares being converted to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:	On the closing of our initial business combination, all amounts not previously withdrawn from the trust account will be released to us. We will use these funds first to pay amounts due to any public stockholders who duly exercise their conversion rights and then to pay the underwriters their deferred underwriting discounts and commissions that are equal to 4.4% of the gross proceeds of this offering, or $16,500,000 (or $18,975,000 if the underwriters’ over-allotment option is exercised in full), reduced pro rata by the exercise of any conversion rights described in this prospectus. Funds released from the trust account to us may be used to pay all or a portion of the purchase price of our initial combination. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the target business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies, or for working capital.

Amended and restated certificate of incorporation:	As discussed below, there will be specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of our initial business combination without the approval of the holders of at least 90% of the voting power of our outstanding common stock, including our requirements to seek stockholder approval of an initial business combination and to allow our public stockholders to seek conversion of their shares if they do not approve such initial business combination, as well as the related conversion threshold. Any proposal to extend the period within which we must complete our initial business combination will require approval of an amendment to our amended and restated certificate of incorporation to do so by the holders of a majority of our outstanding shares of common stock. See ‘‘Proposed Business – Effecting our initial business combination – Amended and restated certificate of incorporation.’’

Stockholders must approve our initial business combination:	We will seek stockholder approval before effecting our initial business combination regardless of the type of transaction it is, even if the business combination would not ordinarily require stockholder approval under applicable state law.

We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 35% of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination, both vote against the business combination and/or extended period, as applicable, and exercise their conversion rights. We will not increase or decrease the conversion threshold prior to the consummation of our initial business combination. Accordingly, it is our intention to structure and consummate a business combination in which up to 35% (minus one share) of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Possible extension of time to consummate an initial business combination to up to 30 months	If we have entered into a definitive agreement relating to an initial business combination within 24 months from the date of this prospectus, and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek up to a 6-month extension to complete our initial business combination by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval of an amendment to our amended and restated certificate of incorporation to provide for such extension period. Approval of any extension period will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. In connection with the vote required for any such extension period, our founders have agreed to vote the founders’ common stock in the same manner as the majority of the votes cast by our public stockholders at the special or annual meeting called for such purpose. In addition, our founders, officers and directors have agreed to vote all shares of common stock they may acquire in the open market in or after this offering, including those shares purchased pursuant to the limit orders described in this prospectus, in favor of any such proposed extension of our corporate existence. If we enter into a definitive agreement near the end of the 24-month period following the date of this prospectus, we may not have sufficient time to either secure the approval of our stockholders if an extension of the 24-month period is proposed, or to satisfy customary closing conditions.

Public stockholders voting against the proposed extension period will be eligible to convert their shares into a pro rata share of the trust account if the extension period is approved. However, the extension period will not be approved if public stockholders owning 35% or more of the shares sold in this offering both vote against the proposed extension period and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete our initial business combination within the original 24-month period, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 35% or more of the shares sold in this offering in connection with the vote for the extended period, we will have an additional period of up to six months in which to complete our initial business combination. We will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 30 months from the date of this prospectus.

A public stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Public stockholders who both vote against the extended period and exercise their conversion rights may vote on the initial business combination to the extent such stockholders continue to own shares of our common stock or acquire shares in the open market after this offering.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units if they still hold such warrants. If, following approval of the extension period, at the end of the extended period of up to 30 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote. See ‘‘Proposed Business – Effecting our Initial Business Combination; Extension of time to complete a business combination up to 30 months.’’

Conditions to consummating our initial business combination:	We will not consummate our initial business combination with any target business affiliated with any of our founders, sponsors, officers or directors including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them, unless, with respect to (i)-(iv) above, we have obtained the approval of a majority of our independent directors and an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000, or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination. We may need to obtain financing to consummate such an initial business combination and have not taken any steps to obtain any such financing. If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination.

We anticipate structuring any initial business combination in which we acquire equity interests of a target business to result in our acquiring 100% of the equity interests of the target business. We may, however, structure our initial business combination to acquire less than 100% of the equity interests of the target business but will not acquire less than a controlling interest. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company.

Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must complete our initial business combination:	Public stockholders who exercised their conversion rights and voted against our initial business combination or an extension of the time period within which we must complete our initial business combination will be entitled to cause us to convert their common stock into a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $4.0 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital, provided that a public stockholder, together with any affiliate or any other person with whom such public stockholder is acting in concert or as a partnership, syndicate or other group for the purposes of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, including any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on our initial business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all remaining shares owned by him or his affiliates, as applicable. Voting against the proposal for our initial business combination or the extension period alone will not result in the conversion of a stockholder’s shares for a pro rata portion of the trust account. The right of conversion is only valid when a stockholder also exercises such conversion rights. Stockholders voting against the business combination or the extension period will only have the right to cause us to convert their shares if our initial business combination or the extension period is approved and, in the case of the initial business combination, completed. If our initial business combination is not approved or completed or the extension period is not approved for any reason, then public stockholders voting against our initial business combination or the extension period will not be entitled to so convert their shares. Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable upon consummation of a business combination or the approval of the extension period and will have the right to exercise any warrants they own when the warrants are exercisable. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $130,593,740 (assuming conversion of the maximum of 35% (minus one share) of the eligible common stock).

We will not increase or decrease the conversion threshold prior to the vote on the consummation of our initial business combination. We have set the conversion percentage at 35% (minus one share) and imposed the 10% restriction for any one stockholder or group of stockholders in order to reduce the likelihood that a small number of investors holding a block of our stock will be able to stop us from consummating our initial business combination and/or extending the time period within which we must consummate our initial business combination, even if such business combination or extension is otherwise approved by a large majority of our public stockholders.

The initial per share conversion price is approximately $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination:	If we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claims and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claims, setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $100,000 of proceeds held outside the trust account and from up to $4.0 million, subject to adjustment, of interest income earned on the trust account, available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to execute agreements with all vendors and service providers that we engage and prospective target businesses with which we negotiate in which they will waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. There is no guarantee that, even if such third parties entered into such waiver agreements with us, they would not challenge the enforceability of these waivers and bring claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses, vendors for services rendered or products sold to us, or third parties, including lenders, with whom we entered into contractual relationships following the consummation of this offering, but only if such prospective target business, vendor or third party does not execute such a waiver. Accordingly, if a claim brought by a prospective target business, vendor or third party did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors would not have any obligation to indemnify such claims as they would be paid from such available funds. Even if a claim exceeded such amounts, there will be no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. We will enforce our rights under the indemnification arrangements against them. However, we cannot assure you that Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors will be able to satisfy their obligations to us under these indemnification arrangements.

The underwriters have agreed to waive their rights to their deferred underwriting discounts and commissions held in the trust account in the event we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our founders have waived their rights to participate in any liquidation distribution with respect to the founders’ common stock in the event we do not consummate our initial business combination within the required time period. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

If we are unable to consummate an initial business combination and we have expended all of the net proceeds of this offering and the private placements described herein, other than the proceeds which were deposited in the trust account, we expect that the initial per-share liquidation price (without taking into account any interest earned on the trust account) will be approximately $9.95 (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), or $0.05 less than the per-unit offering price of $10.00 ($0.08 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.95 (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full).

Right of first review:	In order to minimize conflicts of interest that may arise from PWP’s and BNYH’s business activities, we will enter into a business opportunity right of first review agreement with each of PWP and BNYH. Pursuant to this agreement, each of PWP and BNYH will agree that, from the date of this prospectus until the consummation of our initial business combination (or our liquidation in the event we do not consummate an initial business combination), we will have a right of first review with respect to certain business combination opportunities of each of PWP and BNYH, as specified in this prospectus under ‘‘Management – Conflicts of Interest.’’ Each of PWP and BNYH will, and will cause the companies or entities under its respective management to, first offer any such business combination opportunity to us (subject to any pre-existing fiduciary obligations it or they may have and other exceptions described in this prospectus) and it will not pursue such business combination opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity. See also ‘‘Management – Conflicts of Interest.’’

Our sponsors and our officers have entered into non-compete agreements with us:	Until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, our sponsors and our officers have agreed that they will not become a sponsor, promoter, officer or director of any other blank check company.

Audit committee to monitor compliance:	Effective upon the consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:	We determined the size of this offering based on the experience of our sponsors. We also considered the size of the offering to be an amount we believe could be successfully utilized in our initial business combination. We may utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Based on the experience of our management team, we believe that there should be opportunities to effect a business combination with one or more companies. We cannot assure you that our belief is correct, that we will be able to successfully identify business combination candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 27 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(471,958)	$362,399,906
Total assets	$695,906	$362,399,906
Total liabilities	$671,000	—
Value of common stock which may be converted to cash	—	$130,593,740
Stockholders’ equity	$24,906	$231,806,166

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $8.6 million from the sale of the sponsors’ warrants and the payment of the estimated remaining expenses of this offering. The ‘‘as adjusted’’ working capital and ‘‘as adjusted’’ total assets is net of $16,500,000 being held in the trust account ($18,975,000 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions. The ‘‘as adjusted’’ information assumes that public stockholders owning 35% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, both vote against the business combination and/or extended period, as applicable, and exercise their conversion rights; in which case, upon consummation of our initial business combination, approximately $5,775,000 million of such deferred underwriting discounts and commissions would be included in the approximately $130,593,740 million paid to converting stockholders, and approximately $10,725,000 million of such deferred underwriting discounts and commissions would be paid to the underwriters. If no stockholders were to exercise their conversion rights, upon consummation of our initial business combination, $16,500,000 million of deferred underwriting discounts and commissions would be paid to the underwriters.

The ‘‘as adjusted’’ working capital and ‘‘as adjusted’’ total assets amounts include approximately $356,500,000 ($408,812,500 if the underwriters’ over-allotment option is exercised in full) to be held in the trust account, which will be available to us only upon the consummation of a business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus). This amount is exclusive of $16,500,000 (or $18,975,000 if the underwriters’ over-allotment option is exercised in full), reduced pro rata by the exercise of any conversion rights described in this prospectus, of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination, which will also be held in the trust account. If our initial business combination is not so consummated, any net assets outside of the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest income on the trust account, net of taxes previously paid or payable thereon, and net of up to $4.0 million, subject to adjustment, previously released to us to fund our working capital requirements, as well as amounts that may be reserved to cover any creditors’ claims, will be distributed solely to our public stockholders as part of our liquidation.

We will not consummate our initial business combination if public stockholders owning 35% or more of our shares of common stock sold in this offering, on a cumulative basis including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination both vote against the business combination and/or extended period, as applicable, and exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning up to 13,124,999 of the 37,500,000 shares of common stock sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 13,124,999 of the shares of common stock sold in this offering (or up to 15,093,749 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately up to $9.95 for up to $130,593,740 in the aggregate (or approximately $9.92 per share for up to $149,729,990 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest income on the trust account, net of taxes previously paid and net of any amounts previously released to us as described above (calculated as of two business days prior to the proposed consummation of the business combination or two business days prior to the stockholder vote on an extension of the time period within which we must complete our initial business combination, as the case may be),

•	divided by the number of shares of common stock sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must complete our initial business combination).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a recently formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we expend all of the $100,000 in proceeds from this offering not held in trust and interest income earned of up to $4.0 million, subject to adjustment, on the balance of the trust account that may be released to us to fund our working capital requirements in seeking our initial business combination, but fail to complete such a combination, we will never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame, in which case, we would liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, which will become effective upon the closing of this offering, we will have 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) in which to consummate our initial business combination. If we fail to consummate our initial business combination within the required time frame, our corporate existence will automatically cease, in accordance with our amended and restated certificate of incorporation, except for the purposes of winding up our affairs and liquidating. The foregoing requirements will be set forth in Article IX of our amended and restated certificate of incorporation and may not be eliminated without the vote of at least 90% of the voting power of our outstanding common stock or except with respect to an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination, which requires approval of the majority of the outstanding shares of common stock, or except in connection with, and upon consummation of, our initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding our initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before our initial business combination and must distribute the amount held in the trust account, our public stockholders would likely receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) and are forced to liquidate our assets, the per-share liquidation distribution would likely be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of our initial business combination.

We will have at least 24 months, and may have up to 30 months, to complete an initial business combination. As a result, your funds may be held in the trust account for up to two and a half years if we fail to complete an initial business combination.

We will have at least 24 months from the date of this prospectus to complete an initial business combination before we will be required to liquidate and return the funds in the trust account to our public stockholders. If we have entered into a definitive agreement within 24 months from the date of this prospectus, we may seek to extend the date before which we must complete our initial business combination, to avoid being required to liquidate, beyond those 24 months to up to 30 months by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval for an amendment to our amended and restated certificate of incorporation to provide for such extension period. If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional six months beyond the 24-month period within which to complete our initial business combination. As a result we will be able to hold your funds in the trust account for at least 24 months, and may be able to hold them for up to 30 months, from the date of this prospectus before returning any of your funds from the trust account on liquidation.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $6.75 million upon the consummation of this offering and will file a current report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of our initial business combination and we have a longer period of time to complete our initial business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a similar business combination, it may be more difficult for us to do so.

There are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings from the date of this prospectus and prior to our completion of our initial business combination. While some of those companies must complete an initial business combination in specific industries, a number of them may consummate an initial business combination in any industry they choose. Therefore, we are subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate our initial business combination within the required time period.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having business objectives similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well-established and have extensive experience in identifying and effecting business combinations directly or through their affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating our initial business combination. If we are unable to consummate our initial business combination with a target business within the prescribed time periods, we will be forced to liquidate.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 30 months, we may be unable to complete our initial business combination.

We believe that, upon the consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We have at least six months longer than most other blank check companies to effect an initial business combination and therefore the net proceeds of this offering being held in the trust account may remain in the trust account for a longer period of time than other blank check or special purpose acquisition company offerings before they are released to you.

The period of time we have to complete an initial business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete an initial business combination, or other special purpose acquisition companies, which typically have 18 or 24 months to complete an initial business combination. As a result, if we do not complete an initial business combination, the net proceeds of this offering being held in the trust account will remain in trust for a longer period of time than blank check subject to Rule 419 or other special purpose acquisition company offerings before they are released to you.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination or the extension of the time period within which we must consummate an initial business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the public stockholder votes against the business combination or the extension period and the business combination or the extension period is approved and, in the case of the initial business combination, completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom such public stockholder is acting in concert or as a partnership, syndicate or other group for the purposes of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination or an extension period and request conversion rights and such proposed business combination or extension period is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, public stockholders who wish to exercise their conversion rights may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to have their shares converted.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital which we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsors to operate or may be forced to liquidate. Our sponsors are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to execute agreements with all vendors and service providers we engage, and prospective target businesses we negotiate with, in which they will waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such third parties entered into such agreements with us, they will not challenge the enforceability of these waivers and bring claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than $9.95 (or $9.92 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses, vendors for services rendered or products sold to us, or of third parties, including lenders, with whom we entered into contractual relationships following the consummation of this offering, but only if such prospective target business, vendor or third party does not execute such a waiver. Accordingly, if a claim brought by a prospective target business, vendor or third party did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors would not have any obligation to indemnify such claims as they would be paid from such available funds. Even if a claim exceeded such amounts, there will be no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. We will enforce our rights under the indemnification arrangements against them. However, in the event Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors have liability to us under these indemnification arrangements, we cannot assure you that they will be able to satisfy their obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.95 per share (or $9.92 per share if the underwriters’ over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to consummate our initial business combination within 24 months from the date of this propectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claims, setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from third parties, including lenders, with whom we entered into contractual relationships following the consummation of this offering, vendors and service providers that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all such third parties, vendors and service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after our liquidation in the event our initial business combination has not been consummated within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

No warrants held by public stockholders will be exercisable, and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise a warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the shares of common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We will not be required to net cash settle the warrants if we do not maintain a current prospectus. In such event, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units. Although the shares of common stock issuable pursuant to the founders’ warrants and sponsors’ warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that the founders’ warrants and sponsors’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

An investor will only be able to exercise a warrant if the issuance of common stock upon the exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Since we have not yet selected any target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination and that we will obtain control of the target, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We will be required to obtain an opinion from an independent investment banking firm as to the fair market value of the target business only if the board of directors is unable to independently determine the fair market value and we will obtain an opinion as to the fairness of a business combination if we plan to consummate our initial business combination with an affiliate or a registered broker-dealer.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value). If our board of directors is not able to independently determine that the target business or businesses have sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority (‘‘FINRA’’) with respect to the satisfaction of such criterion. If we seek to consummate our initial business combination with an affiliate or with a registered broker-dealer, we will obtain a fairness opinion from an independent investment bank that meets the requirements of a ‘‘qualified independent underwriter’’ under NASD rules. In all other instances, we will have no obligation to obtain an opinion.

We may issue shares of our capital stock or debt securities to complete our initial business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated certificate of incorporation, which will be in effect at the time of consummation of this offering, authorizes the issuance of up to 200,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the sponsors’ warrants (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 992,647 founders’ units as a result thereof), there will be 103,164,706 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the founders’ warrants and sponsors’ warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete our initial business combination. The issuance of additional shares of common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of shares of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as holders of 35% or more of our outstanding shares of common stock sold in this offering, on a cumulative basis, both voting against the business combination and exercising their conversion rights for a pro rata share of the trust account even if a majority of the shares held by our public stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including Messrs. Perella and Martin, some of whom may not remain with us following our initial business combination.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel, including Michael E. Martin, our Chief Executive Officer and Chairman of the Board and Joseph R. Perella, our Vice Chairman and a director of ours. We believe that our success depends on the continued service of these individuals, at least until we have consummated our initial business combination. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place, although we cannot assure you of this. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with us after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $4.0 million, subject to adjustment, that may be released to us as working capital. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our sponsors and their affiliates may be, or may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

There may be situations in which one or both of our sponsors and their affiliates have a duty or an interest that actually or potentially conflicts with our interests. Our sponsors and their affiliates may be, or may in the future become, affiliated with entities, including other ‘‘blank check’’ companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our sponsors and their affiliates may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor and, as a result, we may be denied certain investment opportunities or may otherwise be disadvantaged in some situations by our relationship to our sponsors and their affiliates. Until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, our sponsors and our officers have agreed that they will not become a sponsor, promoter, officer or director of any other blank check company.

In order to minimize conflicts of interest that may arise from PWP’s and BNYH’s business activities, we will enter into a business opportunity right of first review agreement with each of PWP and BNYH. Pursuant to this agreement, each of PWP and BNYH will agree that, from the date of this prospectus until the consummation of our initial business combination (or our liquidation in the event we do not consummate an initial business combination), we will have a right of first review with respect to certain business combination opportunities of each of PWP and BNYH, as specified in this prospectus under ‘‘Management − Conflicts of Interest.’’ Each of PWP and BNYH will, and will cause the companies or entities under its respective management to, first offer any such business combination opportunity to us (subject to any pre-existing fiduciary obligations it or they may have and other exceptions described in this prospectus) and it will not pursue such business combination opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity. See also ‘‘Management – Conflicts of Interest.’’

All of our founders own founders’ units, founders’ common stock and founders’ warrants issued prior to this offering and certain of them will own sponsors’ warrants following this offering. These securities will not participate in liquidation distributions in the event we do not consummate our initial business combination and, therefore, our founders may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

All of our founders own founders’ units, founders’ common stock and founders’ warrants that were issued prior to this offering. Our sponsors are also purchasing the sponsors’ warrants upon consummation of this offering and our independent directors are purchasing an aggregate of 149,571 sponsors’ warrants from our sponsors immediately following the consummation of this offering. Such individuals or individuals on behalf of such entities have waived their right to receive distributions with respect to the founders’ common stock upon our liquidation if we are unable to consummate our initial business combination. Accordingly, the founders’ common stock and founders’ warrants, as well as the sponsors’ warrants, and any warrants purchased by our founders in this offering or in the aftermarket will be worthless if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus). In addition certain members of our management team indirectly own shares of our common stock and warrants through affiliations with our sponsors. The personal and financial interests of our founders and members of our management team may influence their motivation in timely identifying and selecting a target business and completing our initial business combination. Consequently, our founders’ and members of our management team’s discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and the conflict of interest will increase as we approach the 24th month following the date of this prospectus and we have not consummated a business combination.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering however we cannot assure you of this fact. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly-held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to our initial business combination. Additionally, in connection with our business combination, it is likely that the American

Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We are likely to complete our initial business combination with only one target business with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination. However, we are likely to complete our initial business combination with only one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. The lack of diversification that could result from consummating our initial business combination with only a single entity may increase the effect on us of numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the financial services and business services industries and may expose us to higher risk than other entities that have the resources to complete several business combinations or that have diversified operations.

Alternatively, if we determine to simultaneously effect our initial business combination with several businesses and such businesses are owned by different sellers, we will need each seller to agree that our closing is contingent on the simultaneous closings with the other businesses, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple businesses, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination or an extension of the time period within which we must complete an initial business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against such business combination or the extension period and then exercises its conversion rights to receive a pro rata share of the trust account if the business combination or the extension period is approved, and in the case of the business combination is also consummated and the public stockholder holds its shares through the consummation, of our initial business combination. Such holder must both vote against such business combination or the extension period and elect to convert its shares by notifying us of such election to convert at the appropriate time, as described in the proxy statement in connection with the extension vote or our initial business combination. In the case of the initial business combination, we will be permitted to proceed with our initial business combination only if we are able to confirm that we have sufficient funds to pay the consideration to close the business combination plus all sums due to our public stockholders who vote against the business combination and duly exercise their right to elect to convert their shares for cash. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect.

The conversion rights, on a cumulative basis, afforded to the public stockholders (including our sponsors and our directors to the extent they have purchased shares in this offering or in the open market) may result in the conversion into cash of up to 35% (minus one share) of the aggregate number of the shares sold in this offering. Therefore, as much as $130,593,740 (plus the converting stockholders’ share of all accrued interest after distribution of interest income on the trust account balance to us for working capital and tax obligations) may be required to fund the exercise of conversion rights. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate our initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level. This may limit our ability to effectuate the most attractive business combination available to us. This may limit our ability to effectuate the most attractive business combination available to us.

Unlike other blank check companies, we may proceed with our initial business combination even if public stockholders owning up to 35% (minus one share) of the shares sold in this offering, on a cumulative basis, exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

We may proceed with our initial business combination as long as public stockholders owning less than 35% of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the initial business combination and/or extended period, as applicable, and exercise their conversion rights. Accordingly, public stockholders holding up to 35% (minus one share) of the shares sold in this offering, or 13,124,999 shares of common stock, may vote both against our initial business combination or the extension of the time period within which we must consummate an initial business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 35% (minus one share) and imposed the 10% restriction for any one stockholder or group of stockholders in order to reduce the likelihood that a small number of investors holding a block of our stock will be able to stop us from completing our initial business combination and/or extending the time period within which we must consummate our initial business combination even if such business combination or extension is otherwise approved by a large majority of our public stockholders. While there are several other offerings similar to ours which include conversion provisions greater than 20% or 30%, a

20% or 30% threshold has generally been customary and standard for offerings similar to ours. The conversion threshold of 35% will make it easier for us to consummate our initial business combination with which you may not agree.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many public stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of public stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following our initial business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our founders, sponsors, officers or directors is required to provide any financing to us in connection with or after our initial business combination.

Our founders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including the vote on our initial business combination.

Upon consummation of this offering, our founders will own approximately 15% of our outstanding shares of common stock, assuming they do not purchase any of our securities in this offering. In addition, our sponsors have entered into agreements with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act pursuant to which they have placed limit orders for up to an aggregate of $25.0 million of our common stock during the Buyback Period.

Our founders have agreed to vote the founders’ common stock (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combinations, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our founders, sponsors, officers and directors has also agreed that if it acquires shares of common stock in or following this offering, including, with respect to our sponsors, pursuant to the limit order described above, it will vote all such shares in favor of our initial business combination, in favor of an extension of our corporate existence for up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Assuming that the limit orders are completed in full at a purchase price equal to $9.95 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by our founders, sponsors, officers or directors, at the time the limit order is completed, our founders, sponsors, officers and directors will hold approximately 20.7% of our issued and outstanding shares of common stock (assuming no exercise of the underwriters’ over-allotment option and no conversion of shares in connection with a vote, if any, on an extension period) prior to the stockholder vote relating to an initial business combination. Consequently our founders may exert substantial influence in connection with the vote on our initial business combination. While our founders do not intend to purchase units in this offering, they are not prohibited from purchasing units in this offering or our common stock in the secondary market in addition to those that may be purchased pursuant to the limit orders. If they do, our founders will have an even greater influence on the vote taken in connection with our initial business combination or an extension period.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting of stockholders, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our founders, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the consummation of the initial business combination.

Our sponsors’ purchase of common stock in the open market pursuant to the limit orders described above, may support the market price of the common stock and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the common stock and/or warrants.

Our sponsors have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which they have placed limit orders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of the expiration of the Buyback Period or until such purchases reach $25.0 million in total. Our sponsors will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased pursuant to the limit order agreements until 180 days following the consummation of our initial business combination. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

Our sponsors paid an aggregate of $25,000, or approximately $0.0023 per unit, for the founders’ units and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share (allocating all of the purchase price for the founders’ units to the founders’ common stock and none to the founders’ warrants included in the founders’ units) and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsors and our independent directors acquired the founders’ units at a nominal price, significantly contributing to this dilution. Our sponsors transferred to our independent directors at cost an aggregate of 150,000 of these founders’ units.  In addition, our independent directors have entered into an agreement with our sponsors pursuant to which, for an aggregate purchase price of $150,000, they have purchased from our sponsors an aggregate of an additional 129,750 of the founders’ units held by our sponsors and have committed to purchase from our sponsors an aggregate of 149,571 of the sponsors’ warrants immediately following the consummation of this offering. Upon consummation of this offering, assuming the underwriters’ over-allotment option is not exercised and 992,647 units are forfeited by our founders and assuming no value is ascribed to the founders’ warrants or to the warrants included in the units, the new investors will incur an immediate and substantial dilution of approximately 25.2% or $2.52 per share (the difference between the pro forma net tangible book value per share of $7.48, and the initial offering price of $10.00 per unit). The sale and exercise of warrants, including the founders’ warrants and the sponsors’ warrants, would cause the actual dilution to investors to be higher, particularly where a cashless exercise is utilized.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to the public stockholders, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $13.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force the public stockholders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for the public stockholders to do so, (ii) to sell the public stockholders’ warrants at the then current market price when the public stockholders might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the public stockholders’ warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ and (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sales price of our common stock for the ten trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential ‘‘upside’’ of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect our initial business combination.

We issued the founders’ warrants to purchase 6,617,647 shares of common stock (or 7,610,294 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the sale of the founders’ units. We will issue warrants to purchase 37,500,000 shares of common stock (or 43,125,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus. We will also issue the sponsors’ warrants to purchase 8,600,000 shares of common stock in a private placement simultaneously with the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between the underwriters and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to the public stockholders’ holdings.

If our founders or sponsors exercise their registration rights with respect to their founders’ common stock, founders’ warrants or sponsors’ warrants and the underlying shares of common stock, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect our initial business combination.

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our founders with respect to securities held by them from time to time, including the founders’ units, founders’ common stock, founders’ warrants and the sponsors’ warrants and underlying shares and any shares purchased pursuant to the limit orders. The registration rights agreement will provide that, in certain instances, these holders (and their affiliates and other permitted transferees) may require us to register any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement would not become effective until after the lock-up period applicable to the securities being registered, and provided further that with respect to the founders’ warrants, such warrants must also have become exercisable. We will bear the cost of registering these securities. Assuming the underwriters do not exercise their over-allotment option and the founders therefore forfeit the 992,647 founders’ units, if the founders and/or sponsors exercise their registration rights with respect to all of their securities, then there will be an additional 6,617,647 shares of common stock and 15,217,647 warrants (as well as 15,217,647 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into our initial business combination with us or may request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry and therefore may not accurately reflect the value of your investment.

Prior to this offering there has been no public market for any of our securities. Factors considered in determining the size of this offering, prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to. As a result, the offering price of our units may not accurately reflect the value of your investment in our securities.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we do, we will be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect our initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the account agent only in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in such ‘‘government securities’’ having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete our initial business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with or reconciled to United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Risks Related to the Financial Services and Business Services Industries

Business combinations with companies with operations in the financial services and business services industries entail special considerations and risks. If we are successful in completing our initial business combination with a target business with operations in the financial services and business services industries, we will be subject to, and possibly adversely affected by, the following risks:

The financial services and portions of the business services industries face substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of our initial business combination with a company in the financial services or business services industries, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services and portions of the business services industries are subject to extensive regulation. Many of the regulatory bodies with responsibility for those industries, including U.S. and other government agencies and self-regulatory organizations, as well as state securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censures, fines, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services and business services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as

amended by the USA PATRIOT Act. Failure to comply with these requirements or receive a satisfactory examination may subject a bank to informal or formal agreements, such as a memorandum of understanding, deferred prosecution agreement or cease-and-desist order, and may also result in the assessment of civil monetary penalties or the limitation of expansionary activities at both the bank and holding company levels. Outside the United States, banks and their stockholders are subject to similar extensive regulation and supervision relating to the conduct of business, capital requirements, safety and soundness and compliance.

Governmental and self-regulatory organizations, the Investment Dealers Association and the Mutual Fund Dealers Association, the SEC, FINRA and national securities exchanges such as the American Stock Exchange and the New York Stock Exchange, impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services and business services companies. Self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services and business services industries and conduct periodic examinations of the operations of registered investment dealers, broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: minimum capital requirements, recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. Investment advisors and broker-dealers outside the United States are often subject to similar regulation and supervision.

The SEC, FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from Investment Dealers Association and FINRA and other regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate our initial business combination with a securities brokerage firm. Similar capital requirements apply to insurance companies. For example, in the United States, under laws adopted by individual states, insurers engaged in certain lines of business are subject to risk based capital requirements. Insurers having less total adjusted capital than that required under the risk based capital laws are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Maintaining appropriate levels of statutory surplus is also considered important by state insurance regulatory authorities. Failure by an insurance company to maintain certain levels of statutory surplus could result in increased regulatory scrutiny and enforcement.

In addition, insurance companies are subject to extensive regulation and supervision in the jurisdictions in which they do business. For example, in the United States, state insurance departments have broad powers with respect to such things as: licensing companies to transact business; authorizing lines of business; imposing dividend limitations; licensing agents and distributors of insurance products; restricting companies’ ability to enter and exit markets; mandating certain insurance benefits; restricting companies’ ability to terminate or cancel coverage; requiring companies to provide certain types of coverage; regulating premium rates, including the ability to increase premium rates; approving policy forms; regulating trade, marketing, sales and claims practices; imposing privacy requirements; establishing reserve requirements and solvency standards; restricting certain transactions between affiliates; and regulating the type, amounts and valuation of investments.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services and business services firms has been increasing. After our initial business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We may also be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

Financial services and business services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services and business services industries in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of our initial business combination, we will face strong competition from financial services and business services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

After consummation of our initial business combination in the financial services or business services industry, we will compete with other firms – both domestic and foreign – on a number of factors, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in these industries. In the past several years, there has been substantial consolidation and convergence among companies in the financial services and business services industries. In particular, since the passage of the Gramm-Leach-Bliley Act in 1999, which reduced barriers to banks providing a wide range of financial services, a number of large commercial banks, insurance companies and other broad-based financial services and business services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking and insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services and business services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services and business services industries, that competition will continue to increase from providers of financial services and business services products.

The financial services and business services industries have inherent risks, which may affect our net income and revenues.

The financial services and business services industries are, by their nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effects of many factors, including:

•	general economic conditions;

•	securities market conditions;

•	the level and volatility of interest rates and equity prices;

•	competitive conditions;

•	liquidity of global markets;

•	international and regional political conditions;

•	regulatory and legislative developments;

•	monetary and fiscal policy;

•	investor sentiment;

•	availability and cost of capital;

•	technological changes and events;

•	outcome of legal proceedings;

•	changes in currency values;

•	inflation;

•	credit ratings; and

•	the size, volume and timing of transactions.

These and other factors could affect the stability and liquidity of securities and futures markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

A reduced volume of securities and futures transactions and reduced market liquidity generally result in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments. In particular, if we consummate our initial business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

•	causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

•	causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

•	causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

Financial services and business services businesses are dependent on communications and information systems, including those of vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. After the consummation of our initial business combination, we will need to continue to make investments in new and enhanced information systems. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Many financial services and business services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services and business services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into our initial business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment and regulatory guidance, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete our initial business combination;

•	pool of prospective target businesses;

•	officers’ and directors’ ability to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	financial performance following this offering; or

•	regulatory and operational risks associated with acquiring a financial services or business services firm.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. We will update the information in this prospectus as and when required by federal securities laws and regulations.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering gross proceeds	$375,000,000	$431,250,000
Proceeds from sale of sponsors’ warrants	8,600,000	8,600,000
Total gross proceeds	$383,600,000	$439,850,000
Offering expenses(1)(2)
Underwriting discount (7% of offering gross proceeds)	$26,250,000	$30,187,500
Legal fees and expenses	550,000	550,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	38,000	38,000
SEC registration fee	13,239	13,239
FINRA registration fee	43,625	43,625
American Stock Exchange fees	70,000	70,000
Miscellaneous expenses	5,136	5,136
Total offering expenses	$27,000,000	$30,937,500
Proceeds after offering expenses	$356,600,000	$408,912,500
Net proceeds held in the trust account	$356,500,000	$408,812,500
Deferred underwriting discounts and commissions held in the trust account	$16,500,000	$18,975,000
Total held in the trust account	$373,000,000	$427,787,500
Net offering proceeds not held in the trust account(3)	$100,000	$100,000
Working capital-funded from net proceeds not held in the trust account and up to $4.0 million of interest earned on monies held in the trust account(3)(4)	Amount	% of total
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$1,150,000	28%
Legal, accounting and other non-due diligence expenses, including structuring and negotiating our initial business combination	1,150,000	28
Legal and accounting fees relating to SEC reporting obligations	138,000	3
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums, transfer agent, warrant agent and account agent fees and reserves	1,662,000	41
Total	$4,100,000	100%

(1)	A portion of the offering expenses have been paid from advances we received from our sponsors described below. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.

(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if the underwriters’ over-allotment is exercised. In addition, $4,000,000, subject to adjustment, of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the size of this offering is increased or decreased, or the underwriters elect to exercise the over-allotment option, it will result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

If the size of this offering is increased or decreased, it will result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.04 (or $0.03 if the underwriters’ over-allotment option is exercised in full).

A total of approximately $373,000,000 million (or approximately $427,787,500 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including $16,500,000 (or $18,975,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in the trust account maintained by Mellon Bank, N.A., as account agent. Except for a portion of the interest income that may be released to us, or used to pay taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public stockholders who elect to exercise their conversion rights, released to us as interest income or used to pay taxes, will be released promptly after closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000 (or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 35% of our shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination both vote against the business combination and/or extended period, as applicable, and exercise their conversion rights. In the event we structure our initial business combination to acquire less than 100% of the equity interests of the target business, we will only consummate such initial business combination if we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status will be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any such equity transaction that does not meet such criteria. Upon release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive, earn or be paid or awarded any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all individual reimbursements above $10,000 made to any member of our management team, or their affiliates or associates, and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in the trust account as well as (i) the interest income earned on the trust account balance released to us to pay any tax obligations and (ii) interest income of up to $4.0 million, subject to adjustment, earned on the trust account balance that may be released to us (so long as we have sufficient funds available to us to pay our tax obligations on such interest income) will, in the aggregate, be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $4.0 million, subject to adjustment, of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $4.0 million, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

If we complete our initial business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, our sponsors have advanced to us an aggregate of $250,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, the non-refundable portion of the American Stock Exchange fee and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of October 31, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in such ‘‘government securities’’ having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act of 1940. Interest income earned on the trust account balance released to us to pay any tax obligations and, in addition, interest income of up to $4.0 million, subject to adjustment, earned on the trust account balance may be released to us from the trust account to fund a portion of our working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income). However, if the of the offering is increased or decreased, it could result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. An increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

No compensation of any kind (including finder’s and consulting fees) will be paid or awarded by us or a target business to, or earned by, members of our management team or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income of up to $4.0 million, subject to adjustment, that is released to us from the trust account (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time), such out-of-pocket expenses would not be reimbursed by us prior to our consummation of our initial business combination. In the event our initial business combination is consummated by us and irrespective of whether such persons remain associated with us, our audit committee and/or our board of directors may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with our initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account, reduced pro rata by the exercise of any conversion rights described in this prospectus. If we do not complete an initial business combination and the account agent must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the account agent is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

If the size of the offering is increased or decreased, then the founders’ units, including the founders’ units subject to forfeiture, will be adjusted in the same proportion as such increase or decrease, so that the number of shares of common stock owned by our founders (assuming none of them purchase units in the offering) after this offering will be equal to 15% of the total number of shares of common stock outstanding after this offering. An increase or decrease in offering size would also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the founders’ warrants and sponsors’ warrants, and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founders’ warrants and sponsors’ warrants. The sale and exercise of warrants, including the founders’ warrants and the sponsors’ warrants, would cause the actual dilution to investors to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the shares of common stock which may be converted into cash), by the number of outstanding shares of common stock.

On December 31, 2007, our net tangible book value was a deficiency of $471,958, or approximately $(0.05) per share of common stock. After giving effect to the return by the sponsors of 3,170,956 founders’ units to us and our cancellation of such founders’ units on February 19, 2008, the sale of 37,500,000 units we are offering by this prospectus (assuming the underwriters’ over-allotment option is not exercised and 992,647 founders’ units are forfeited by the founders), the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsors’ warrants, our pro forma net tangible book value at December 31, 2007 would have been $231,806,166 or $7.48 per share, representing an immediate increase in net tangible book value of $7.53 per share to the founders and an immediate dilution of $2.52 per share or 25.2% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $130,593,740 less than it otherwise would have been because if we effect our initial business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to 35% (minus one share) of our shares of common stock sold in this offering, or 13,124,999 shares, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest income on the trust account, net of taxes previously paid and net of any amounts previously released to us (calculated as of two business days prior to the consummation of the proposed business combination or two business days prior to the stockholder vote on an extension of the time period within which we must complete our initial business combination, as the case may be), divided by the number of shares sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must complete our initial business combination).

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsors’ warrants:

Public offering price		$10.00
Net tangible book value before this offering	(0.05)
Increase attributable to new investors and sale of the sponsors’ warrants	7.53
Pro forma net tangible book value after this offering		7.48	(1)
Dilution to new investors		$2.52	(1)

The following table sets forth information with respect to our founders and the new investors:

	Units Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Founders	6,617,647	(1)	15.0%	$25,000	0.007%	$0.004
New investors	37,500,000		85.0	375,000,000	99.993	$10.00
	44,117,647		100.0%	$375,025,000	100.00%

(1)	Adjusted for return of 3,170,956 founders’ units to us and our cancellation of these founders’ units on February 19, 2008, and assumes the underwriters’ over-allotment option has not been exercised and up to an aggregate of 992,647 founders’ units, each consisting of one share of common stock and one warrant to purchase one share of common stock, have been forfeited by our founders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(471,958)
Net proceeds from this offering and sale of sponsors’ warrants(1)	362,375,000
Offering costs excluded from net tangible book value before this offering	496,864
Less: Proceeds held in trust subject to conversion to cash(2)	(130,593,740)
$231,806,166
Denominator:
Common stock outstanding prior to this offering(3)	6,617,647
Common stock included in the units offered	37,500,000
Less: Shares subject to conversion	(13,124,999)
30,992,648

(1)	Adjusted to add back $5,775,000 of the deferred underwriting discount that is subject to forfeiture by the underwriters in the event public stockholders owning 35% (minus one share) of the shares of common stock sold in the offering exercise their conversion rights.
(2)	Assumes that public stockholders owning 35% (minus one share) of the shares of common stock sold in this offering exercise their conversion rights and, therefore, that approximately $10,725,000 (excluding up to $5,775,000 ($0.44 per share) that is subject to forfeiture) in deferred underwriting discounts and commissions are payable upon consummation of our initial business combination. If no conversion rights are exercised, approximately $16,500,000 in deferred underwriting discounts and commissions will be payable upon the consummation of our initial business combination.
(3)	Assumes the underwriters’ over-allotment option has not been exercised and up to an aggregate of 992,647 founders’ units, each consisting of one share of common stock and one warrant to purchase one share of common stock, have been forfeited by our founders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units the founders’ units, and the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2007
	Actual	As Adjusted(1)
	(restated)
Notes payable to affiliates(2)	$250,000	$-0-
Common stock, -0- and 13,124,999 shares of which are subject to possible conversion at conversion value(3)	-0-	130,593,740
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	-0-	-0-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 6,617,647 shares issued and outstanding; 30,992,648 shares(4) issued and outstanding (excluding 13,124,999 shares subject to possible conversion), as adjusted	662	3,099
Additional paid-in capital(5)	24,338	231,803,161
Deficit accumulated during the development stage	(94)	(94)
Total stockholders’ equity	24,906	231,806,166
Total capitalization	$274,906	$362,399,906

(1)	Includes the $8.6 million we will receive from the sale of the sponsors’ warrants.
(2)	Notes payable to affiliates are comprised of promissory notes issued in the aggregate amount of $250,000 to our sponsors. The notes are non-interest bearing and are payable on the earlier of October 31, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 35% (minus one share) of the aggregate number of shares sold in this offering, or 13,124,999 shares, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest income on the trust account, net of taxes previously paid and net of any amounts previously released to us (calculated as of two business days prior to the consummation of the proposed business combination or two business days prior to the stockholder vote on an extension of the time period within which we must complete our initial business combination, as the case may be), divided by the number of shares sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must complete our initial business combination). We will not consummate an initial business combination if public stockholders owning 35% or more of the shares of common stock sold in this offering, on a cumulative basis, exercise their conversion rights.
(4)	Assumes the underwriters’ over-allotment option has not been exercised and up to an aggregate of 992,647 founders’ units, each consisting of one share of common stock and one warrant to purchase one share of common stock, have been forfeited by our founders as a result thereof.
(5)	Adjusted to add back $5,775,000 of deferred underwriting discount that is subject to forfeiture.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on October 12, 2007 to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more operating businesses. We will focus on a business combination or combinations in the financial services or business services industries, but we may effect a business combination with a business outside those industries. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding our initial business combination. We intend to effect our initial business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in our initial business combination:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in our initial business combination may result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

As indicated in the accompanying financial statements, on December 31, 2007, we had $199,042 in cash and a working capital deficiency of $471,958. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Our management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsors’ warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. We will focus on a business combination or combinations in the financial services or business services industries, but we may effect a business combination with a business outside those industries. The financial services and business services industries are, by their nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, following our initial business combination, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effects of many factors, including:

•	general economic conditions;

•	securities market conditions;

•	the level and volatility of interest rates and equity prices;

•	competitive conditions;

•	liquidity of global markets;

•	international and regional political conditions;

•	regulatory and legislative developments;

•	monetary and fiscal policy;

•	investor sentiment;

•	availability and cost of capital;

•	technological changes and events;

•	outcome of legal proceedings;

•	changes in currency values;

•	inflation;

•	credit ratings; and

•	the size, volume and timing of transactions.

These and other factors could affect the stability and liquidity of securities and futures markets, and our ability to perform our obligations.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ units, and advances from our sponsors in an aggregate amount of $250,000, as more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting discounts and commissions of $26,250,000 (or $30,187,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsors’ warrants for a purchase price of $8.6 million, will be approximately $356,600,000 (or $408,912,500 if the underwriters’ over-allotment option is exercised in full). Approximately $373,000,000 (or approximately $427,787,500 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes $16,500,000 (or $18,975,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $100,000 will not be held in the trust account.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating our initial business combination. To the extent we use our capital stock in whole or in part as consideration for our initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights, deferred underwriting discounts and commissions paid to the underwriters and any interest income and amounts to pay our tax obligations previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. The working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. The funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following the consummation of this offering, we believe the funds available to us outside of the trust account, together with (i) the interest income earned on the trust account balance that may be released to us to pay any tax obligations and (ii) interest income of up to $4.0 million, subject to adjustment, on the balance of the trust account to be released to us for working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income), will be sufficient to allow us to operate for at least the next 30 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $1,150,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $1,150,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; $138,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $1,662,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled ‘‘Use of Proceeds.’’ We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete a business combination will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $4.0 million, subject to adjustment, of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $4.0 million, subject to adjustment, on the trust account to fund such expenditures. If our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination with a target business or businesses having a collective fair market value substantially in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business combination regardless of whether or not we are acquiring a target business or businesses having a collective fair market value substantially in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On October 31, 2007, our sponsors purchased 10,781,250 founders’ units, with each founders’ unit consisting of one share of common stock and one warrant, for an aggregate purchase price of $25,000. Subsequently, on February 19, 2008, our sponsors returned to us an aggregate of 3,170,956 of such founders’ units, which we have cancelled. Our sponsors transferred to our independent directors at cost an aggregate of 150,000 of these founders’ units.  In addition, our independent directors have entered into an agreement with our sponsors pursuant to which, for an aggregate purchase price of $150,000, they have purchased from our sponsors an aggregate of an additional 129,750 of the founders’ units held by our sponsors and have committed to purchase from our sponsors an aggregate of 149,571 of the sponsors’ warrants immediately following the consummation of this offering.

As of the date of this prospectus, our sponsors have loaned us an aggregate of $250,000, for payment of offering expenses. These loans are non-interest bearing, unsecured and are due at the earlier of October 31, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust.

Our sponsors have committed to purchase an aggregate of 8,600,000 sponsors’ warrants at $1.00 per warrant (for a total purchase price of $8.6 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

PWP has agreed to, from the date of the closing of this offering through the earlier of our consummation of our initial business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay PWP $10,000 per month for these services pursuant to the terms of a Services Agreement. However, this arrangement is solely for our benefit and is not intended to provide PWP compensation. We believe that the fee charged by PWP is at least as favorable as we could have obtained from an unaffiliated person.

In addition, our sponsors have entered into agreements with Citigroup Global Markets Inc., in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they have placed limit orders for an aggregate of up to $25.0 million of our common stock during the Buyback Period. Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP have agreed to contribute to the capital of BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP, respectively, sufficient funds for them to meet their respective obligations under these limit order agreements. These limit orders will require the sponsors to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (i) the expiration of the Buyback Period or (ii) until such purchases reach $25.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act which may prohibit or limit purchases pursuant to the limit order agreements in certain circumstances. Our sponsors have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these limit order agreements until 180 days after we have completed an initial business combination, and will vote all such shares (i) in favor of our initial business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (iii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

In addition, our founders, sponsors, officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including, with respect to the sponsors, shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on October 12, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to throughout this prospectus as our initial business combination. We will focus on a business combination or combinations in the financial services or business services industries, but we may effect a business combination with a business outside those industries. We believe that these types of companies are in line with the significant combined experience and industry knowledge of our sponsors. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will seek to capitalize on the significant transaction and industry experience and contacts of our sponsors and their affiliates, Brooklyn NY Holdings LLC (together with its affiliates, ‘‘BNYH’’) and Perella Weinberg Partners Group LP (together with its affiliates, ‘‘PWP’’). Michael E. Martin, our Chief Executive Officer and Chairman of the Board, and the President of BNYH, has more than 20 years of financial institutions investment banking experience providing merger and acquisition and strategic advice to financial institutions, and Joseph R. Perella, our Vice Chairman and a director of ours, and a founding partner of PWP, has more than 35 years of investment banking experience. We believe that the combined efforts of BNYH and PWP generally and of Mr. Martin and Mr. Perella specifically will be a powerful combination in our successfully sourcing and executing an initial business combination.

BNYH

BNYH was established in September 2005 to provide asset and investment management services to the Lerner family and its affiliates, and has over $4.0 billion of assets under management. Its investment activities include public market equity and fixed income portfolios, alternative investments, real estate and direct private equity investments.

BNYH’s President and our Chief Executive Officer and Chairman of the Board is Michael E. Martin. Prior to joining BNYH in 2006, Mr. Martin was a Vice Chairman and Managing Director of UBS Investment Bank where he was the Global Head of the Financial Institutions Group with responsibility for delivering merger and acquisition and corporate finance advice to UBS clients on a global basis. Prior to joining UBS in March 2002, Mr. Martin was a Managing Director of Credit Suisse First Boston, where he was a Global Co-Head of the Financial Institutions Group.

PWP

PWP is an independent, privately-owned financial services firm that provides corporate advisory and asset management services to clients around the world. PWP was formally established in June 2006 and has assembled a group of talented and experienced professionals recruited from a wide variety of leading global financial institutions. PWP raised capital commitments of over $1 billion from a group of global strategic investors to establish its operations and to fund investment strategies in its asset management business. The strategic investors, along with PWP’s partners and advisory council, form the nucleus of a network of global relationships. PWP’s goal is to benefit its clients by harnessing the intellectual capital resident in each of its businesses and leveraging the network of relationships of its strategic investors, partners and advisory council.

Corporate Advisory

PWP’s corporate advisory business is committed to providing clients with high-quality independent advice and differentiates itself in several ways:

•	Senior Focus: The active involvement of senior firm partners in assignments brings significant experience and judgment to bear in the advice provided to clients and the day-to-day execution of assignments.

•	Trusted Advisors: Relationships built on trust are the core of PWP’s business. The corporate advisory practice is focused exclusively on corporate finance and strategic issues. Accordingly, clients’ best interests are the foundation of all client dialogues.

•	Experience: PWP believes that the significant experience of PWP’s advisory partners, coupled with PWP’s extensive network of global relationships, enables PWP to provide unique perspectives to clients as they face complex strategic decisions.

Asset Management

PWP’s asset management activities include multiple alternative investment products as well as comprehensive solutions capabilities. PWP seeks to provide its investors with a variety of choices to meet their specific investment needs. PWP’s asset management business is predicated on three core principles:

•	Exceptional Intellectual Capital: PWP is committed to attracting and retaining exceptional investment talent. PWP’s asset management business is staffed with professionals distinguished by their expertise and experience. PWP’s partnership culture and business model are designed to leverage its overall intellectual capital and network of global relationships to gain unique perspectives on markets, industries and companies. PWP believes that this will create an investment edge for the benefit of its investors.

•	Alignment of Interests with Investors: PWP will invest the capital of the strategic investors, the PWP Partners, employees and affiliates of PWP in its investment strategies in an effort to align the interests of PWP with the interests of other investors.

•	Strong Operational Platform: PWP supports its asset management business with a centralized operational platform managed by professionals in trading, operations, compliance and risk management. PWP’s policies and procedures are designed to identify and manage potential risks appropriately.

Joseph R. Perella, Chairman and a founding partner of PWP, is our Vice Chairman and a director of ours. Mr. Perella’s investment banking experience includes strategic assignments for leading companies in virtually every industry and region of the world. Prior to founding PWP, Mr. Perella held senior positions at Morgan Stanley, including Vice Chairman of Morgan Stanley, Chairman of Institutional Securities and Investment Banking and Worldwide Head of Investment Banking. Mr. Perella was also a member of Morgan Stanley’s Management Committee since joining Morgan Stanley in 1993. In 1988, Mr. Perella co-founded Wasserstein Perella & Co. and was Chairman until September 1993. From 1972 to 1988, Mr. Perella held senior positions at First Boston.

We believe that the extensive network within the financial community developed by the principals of BNYH and PWP will provide us with significant business combination opportunities. We anticipate that target business candidates could be brought to our attention from various unaffiliated sources within the financial community, including, among others, management teams of public and private companies, investment bankers, venture capital firms, private equity firms, attorney and accountants. The members of our management team, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. We expect to receive a number of proprietary opportunities that would not otherwise be available to us as a result of the experience and business relationships of our sponsors. In addition, target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses that they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

The past experience of our management and members of our board of directors does not guarantee that we will be successful in consummating our initial business combination. There are numerous risks and uncertainties detailed elsewhere in this prospectus that could impact our ability to consummate our initial business combination outside of the control of such individuals. As a result, we cannot assure you that we will be able to consummate our initial business combination at all or on terms favorable to us, nor can we guarantee that we will be successful following the consummation of our initial business combination.

The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

Business Strategy

We intend to focus our efforts on the financial services and business services industries. We will seek acquisition opportunities where we can apply our capital resources and our management’s networks and expertise within these industries to enhance the value of the acquired company’s product and service offerings post-business combination, and where there are substantial opportunities for both organic growth as well as growth through acquisitions. We intend to focus our search on businesses in North America and Europe, but may also explore other international opportunities.

The financial services industry includes entities of various types that provide a broad array of financial services to their customers. Financial services companies range from highly capital-intensive businesses to transaction-oriented service providers. The industry can be segmented into six primary subsectors which include, among others, the following types of companies:

•	Depository institutions: Banks, thrifts, industrial loan companies;

•	Specialty finance: Consumer finance, commercial finance, mortgage banking and brokerage, business development companies, credit cards, leasing, debt collections;

•	Insurance: Property & casualty, life & annuity, health, brokerage, third-party administrators;

•	Brokerage & trading services: Brokerage, investment banks, exchanges, trading support & services;

•	Asset management: Investment and money management firms, alternative asset managers, private equity firms, hedge fund management companies, fund of funds companies, wealth advisors, private banking, investment management consulting companies; and

•	Financial technology: Cash management, trade finance, liquidity management, custody and fund services, clearing services, depository and agency/trust services, payment and transaction processing, financial outsourcing, card networks, e-payments, and financial software.

The financial services industry is a large and significant industry in the context of both the equity markets and the overall economy:

•	Largest industry in the S&P 500 index with market capitalization of approximately $2.3 trillion, representing 17% of S&P 500’s total market capitalization;[1]

•	Largest contributor of U.S. corporate profits based on seasonally adjusted data from the third quarter of 2007;[2]

(1)	Source: Fact set as of December 31, 2007.
(2)	Source: ‘‘News Release: Gross Domestic Product and Corporate Profits,’’ Bureau of Economic Analysis, December 20, 2007.

•	Between 1995 and 2005, the financial services industry grew at a compound annual growth rate of more than 5%, making it one of the three fastest growing sectors. By contrast, the overall economy posted 3.2% real GDP growth rate over the same period;[3]

•	Represented 20%, 24%, 21% and 27% of total M&A activity in 2007, 2006, 2005 and 2004, respectively, each year representing the most active industry sector;[4] and

•	In the U.S., there are approximately 7,300 private depository institutions, 1,500 private specialty finance companies, 3,000 private insurance companies, and 2,000 private financial technology companies.[5]

The business services industry includes companies that are generally characterized by the provision of products and services to other businesses and business models which leverage trends towards process specialization and outsourcing, as well as advancement in technology to deliver business information. This industry primarily includes business process outsourcing firms including customer care outsourcing firms, accounting, tax preparation and other back-office services firms, facility outsourcing firms, logistics and supply chain management firms, industrial services firms and equipment rental firms, among others. We believe that there is significant overlap between financial services and business services industries, particularly in the financial technology subsector.

Companies in the business services industry tend to have low capital expenditures and strong, recurring revenue streams. Furthermore, many of the subsectors are highly fragmented, where well-executed strategies could lead to substantial growth.

Many of the business services subsectors are significant in size and offer attractive growth potential:

•	In the U.S. business and professional information services subsector, spending reached $135 billion in 2006 and was expected to grow to $157 billion in 2008, resulting in a projected compound annual growth rate of 7.8% during this period.[6]

•	In the electronic payment processing subsector, U.S. payment volume reached $3.4 trillion in 2005 and was expected to grow to $6.2 trillion by 2010, resulting in a projected compound annual growth rate of 7.8% during this period.[6]

We believe that the size of the financial services and business services industries combined with the ongoing strategic activity within these industries as reflected in the consistently high level of mergers and acquisitions provides a compelling environment in which to seek business combination opportunities. We also believe that our blank check structure may provide us with an advantage in effecting a business combination within industries that are highly human-capital intensive.

While we intend to focus our efforts on identifying target businesses in the financial services and business service industries, in the event that an opportunity is presented to us in another industry, we may pursue it if we conclude that it represents an attractive investment opportunity for us.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating business combination opportunities, though we may decide to enter into our initial business combination with a target business that does not meet some or all of these criteria and guidelines.

•	Established companies with proven track records. We will generally seek to acquire established companies with strong historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to effect a business combination with start-up companies.

(3)	Source: ‘‘Sustaining New York’s and the US’ Global Financial Services Leadership,’’ a McKinsey study commissioned by Mayor Michael Bloomberg and Senator Charles Schumer, 2007.
(4)	Source: Security Data Center. Data based on U.S. targets in the financial services industry. Date range refers to announcement date and deal count excludes transactions where status is withdrawn, tentative or unknown, as indicated in SDC’s database.
(5)	Source: ‘‘Opportunities for Private Equity in Financial Services,’’ Piper Jaffray & Co., Summer 2007.
(6)	Source: ‘‘U.S. Business Services – Key Subsector Industry Trends and Outlooks,’’ Fitch Ratings, September 18, 2007.

•	Companies with strong earnings characteristics. We will generally seek to effect a business combination with companies that have a history of strong, stable earnings generation. We will focus on companies that have predictable, recurring revenue streams.

•	Strong competitive industry position. We will seek to effect a business combination with businesses that are well positioned within their respective subindustries of the financial services or business services industries. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or defensible niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product and service quality, customer loyalty, switching costs, patent protection and brand recognition and positioning. We will seek to effect a business combination with businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong earnings.

•	Experienced management team. We will seek to effect a business combination with businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating excellent returns on invested capital. We believe that the industry expertise of our officers and directors will complement, not replace, the target’s management team. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

Competitive Strengths

We believe we have the following competitive strengths:

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterent and may prefer to effect a business combination with a more established entity or with a private company. See generally ‘‘Risk Factors’’ beginning on page 27.

Financial position

With a trust account initially in the amount of approximately $373,000,000, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

Management Expertise

Michael E. Martin, our Chief Executive Officer and Chairman of the Board, and the President of BNYH, has more than 20 years of financial institutions investment banking experience, and Joseph R. Perella, our Vice Chairman and a director of ours, and a founding partner of PWP, has more than 35 years of investment banking experience. We believe that the combined efforts of BNYH and PWP generally and of Mr. Martin and Mr. Perella specifically will be a powerful combination in our successfully servicing and executing an initial business combination.

We will seek to effect a business combination with a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth. We intend to focus our search on financial services and business service industries in the North America and Europe, but we will also explore opportunities in international markets that are attractive to us.

Since February 2006, Mr. Martin has been President of BNYH, which was formed to provide asset and investment management services to the Lerner family. Prior to joining BNYH, Mr. Martin was a Vice Chairman and Managing Director of UBS Investment Bank. At UBS Mr. Martin was the Global Head of the Financial Institutions Group with responsibility for delivering merger and acquisition and corporate finance advice to UBS clients on a global basis. Mr. Martin was a member of the UBS Investment Bank Board and its Global Executive Committee. Prior to joining UBS in March 2002, Mr. Martin was a Managing Director of Credit Suisse First Boston, where he was a Global Co-Head of the Financial Institutions Group. Mr. Martin joined the First Boston Corporation in August 1987 and spent his 15 years there providing strategic advice to financial institutions.

Prior to founding PWP, Mr. Perella held senior positions at Morgan Stanley, including Vice Chairman of Morgan Stanley from 1993 to 2005 and Chairman of Institutional Securities and Investment Banking and Worldwide Head of Morgan Stanley’s Investment Banking Division. Mr. Perella was a member of Morgan Stanley’s Management Committee since joining Morgan Stanley in 1993. In 1988, Mr. Perella co-founded Wasserstein Perella & Co. and was Chairman until September 1993. From 1972 to 1988, Mr. Perella held senior posts at First Boston. Mr. Perella’s investment banking experience of more than 30 years includes strategic assignments for leading companies in virtually every industry and region of the world.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of the foregoing as the consideration to be paid in our initial business combination. While we have allocated substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants to completing our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in our initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors’ warrants will then be used to undertake additional business combinations or to fund the operations of the target business on a post-combination basis. We may engage in our initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact any suitable business combination candidate.

Prior to completion of our initial business combination, we will seek to execute agreements with all vendors and service providers we engage, and prospective target businesses we negotiate with, in which they will waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such third parties entered into such agreements with us, they will not challenge the enforceability of these waivers and bring claims against the trust account. Nor is there any guarantee that such third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than $9.95 (or $9.92 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses, vendors for services rendered or products sold to us, or of third parties, including lenders, with whom we entered into contractual relationships following the consummation of this offering, but only if such prospective target business, vendor or third party does not execute such a waiver. Accordingly, if a claim brought by a prospective target business, vendor or third party did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors, would not have any obligation to indemnify such claims as they would be paid from such available funds. Even if a claim exceeded such amounts, there will be no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. We will enforce our rights under the indemnification arrangements against them. However, in the event Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors have liability to us under these indemnification arrangements, we cannot assure you that they will be able to satisfy their obligations.

Subject to the requirements that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000 or $18,975,000 if the underwriters over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination and that we acquire control of the target business or businesses, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target business candidates

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. We may pay a finder fee to such unaffiliated sources, in our discretion, whether or not we solicited them to bring target businesses to our attention. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. The amount of any finder’s fees is typically negotiated between the parties and the payment of such finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our founders, sponsors, officers or directors, or any entity with which they are affiliated, earn or be paid or awarded any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate the consummation of our initial business combination (regardless of the type of transaction that it is). We will not enter into our initial business combination with a target business that is affiliated with any of our founders, sponsors, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a target business and structuring of our initial business combination

Subject to the requirement that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000 or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination and that we acquire control of the target business or businesses, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In the event we structure our initial business combination to acquire less than 100% of the equity interests of the target business, we will only consummate such initial business combination if we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status will be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any such equity transaction that does not meet such criteria.

We have not established any other specific attributes (financial or otherwise) of prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the business and its products or services;

•	existing distribution and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•	macro competitive dynamics in the industry within which the company competes.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with management and employees, legal and accounting due diligence, inspection of facilities, calls with vendors and customers, as well as a review of financial and other information which will be made available to us. We have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor have we engaged or retained any agent, to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not, nor will a target business, pay or award any finders’ or consulting fees to nor will any be earned by members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Fair market value of target business or businesses

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000, or $18,975,000 if the underwriters’

over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination. This may be accomplished by identifying and effecting a business combination with a single business or by identifying and contemporaneously effecting a business combination with multiple operating businesses, which may or may not be related. In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business combination regardless of whether or not we acquire a target business or businesses having a collective fair market value substantially in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000, or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of our initial business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000, or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. If the target business is affiliated with any of our founders, sponsors, officers or directors or their affiliates (including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them) or a registered broker-dealer, we will engage an investment bank that meets the requirements of a ‘‘qualified independent underwriter’’ under NASD rules to render a fairness opinion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000, or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses. We may not be able to effect a business combination with more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $16,500,000, or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that, for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments affecting the financial services or business services industries or other particular industry in which we operate after our initial business combination.

If we determine to effect business combinations simultaneously with several businesses and such businesses are owned by different sellers, we will need for each of the targets to agree that their business combination is contingent on the simultaneous closings of the other business combinations.

We could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations if there are multiple sellers, and the additional risks associated with the subsequent assimilation of the operations and services or products of the companies in a single operating business.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to effect additional business combinations following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, regardless of the type of transaction it is, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our initial business combination will be taken only if the business combination is approved. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 35% of our shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and/or extended period, as applicable, and exercise their conversion rights. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus.

In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

Our founders have agreed to vote their founders’ common stock underlying their founders’ units (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our founders, officers and directors have agreed that they will vote any shares of our common stock they purchase in the open market in, or after, this offering, including those shares purchased pursuant to the limit orders described in this prospectus, in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Thus any additional purchases of our common stock by our founders, officers or directors would likely allow them to exert addition influence over the approval of our initial business combination.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the date of this prospectus within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval of an amendment to our amended and restated certificate of incorporation to provide for an extension of the date before which we must complete our business combination by up to an additional six months. If the extended date is approved by holders of a majority of the outstanding shares of our common stock at a duly held stockholders meeting, we would have a total of up to 30 months from the date of this prospectus to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If a majority of the outstanding shares of common stock at a duly held stockholders meeting vote against the proposed extension, or if holders of 35% or more of the outstanding shares of our common stock both vote against the proposed extension and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders (including our founders to the extent they have purchased shares in this offering or the open market). Subject to the foregoing, approval of any extension will require the affirmative vote of the majority of the outstanding shares of common stock cast at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for any proposed extension, our founders have agreed to vote all shares of their founders’ common stock in accordance with the vote of the majority of the votes cast by our public stockholders at the special or annual meeting called for such purpose (and therefore they will have no conversion rights with respect to such shares).

If the majority of the outstanding shares of common stock at the special or annual meeting called for the purpose of approving such extension period vote in favor of such extension period and public stockholders holding less than 35% of the shares of common stock sold in this offering vote against the proposed extension period and elect to convert their shares, we will have an additional period of up to six months in which to complete our initial business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 35% of our shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account at the time, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements.

Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must complete our initial business combination

Public stockholders who exercised their conversion rights and voted against our initial business combination or an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata share of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $4.0 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements, provided that a public stockholder, together with any affiliate or any other person with whom such public stockholder is acting in concert or as a partnership, syndicate or other group for the purposes of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, including any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all shares owned by him or his affiliates. Public stockholders voting against the business combination or the extension period will only have the right to cause us to convert their shares if our initial business combination or the extension period is approved and, in the case of the initial business combination, completed. Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable upon consummation of a business combination or approval of the extension period, as the case may be, and will continue to have the right to exercise any warrants they own.

The actual per-share conversion price in each case will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest income on the trust account, net of taxes previously paid and net of any amounts previously released to us (calculated as of two business days prior to the consummation of the proposed business combination or approval of the extension period), divided by the number of shares sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must complete our initial business combination). The initial per-unit conversion price in both cases would be approximately $9.95 (or approximately $9.92 if the underwriters’ over-allotment option is exercised in full), or $0.05 less than the per-unit offering price of $10.00 ($0.08 less if the underwriters’ over-allotment is exercised in full) (assuming that the entire purchase price of the units was allocated to the common stock). The proceeds held in the trust account may be subject to claims which would take priority over the claims of our public stockholders and, as a result, the per-unit liquidation price could be less than $9.95 (or approximately $9.92 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors.

An eligible public stockholder may request conversion at any time after the mailing to our public stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension period, but the request will not be granted unless the public stockholder votes against the business combination or the extension period and the business combination or the extension period is approved and, in the case of the initial business combination, consummated. If a public stockholder votes against the business combination or the extension period but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted to its pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a public stockholder delivers its certificate for conversion and subsequently decides prior to the meeting not to elect conversion, it may simply request that the transfer agent return the certificate (physically or electronically). Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable upon consummation of a business combination or the approval of the extension period and will have the right to exercise any warrants they own when the warrants are exercisable. Public stockholders who both vote against the extended period and exercise their conversion rights may vote on the initial business combination to the extent such stockholders continue to own shares of our common stock or acquire shares in the open market after this offering. We will not complete our proposed initial business combination or approve the extension period if public stockholders owning 35% or more of the shares sold in this offering, on a cumulative basis, both vote against our initial business combination and/or extension period, as applicable, and exercise their conversion rights. We intend to structure and consummate any potential business combination in a manner such that an aggregate of 35% (minus one share) of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could cause us to convert the public stockholders’ common stock for their pro rata share of the aggregate amount then on deposit in the trust account, and the business combination or the extension period could still be consummated.

We may require public stockholders to tender their certificates to our transfer agent prior to the special or annual meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or the extension period to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificate prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least 20 days prior to the meeting date. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such public stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the public stockholder then had an ‘‘option window’’ after the consummation of the business combination during which it could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which public stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination or the extension period is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $50 and it would be up to the broker whether or not to pass this cost on to the converting holder. Accordingly, if a stockholder holds only a few shares of common stock, this fee may make seeking conversion less beneficial to such stockholder than selling his shares in the open market depending on the then current trading price of our common stock. The fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting − the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, if a proposed business combination or an extension period is ultimately rejected and we are unable to complete a business combination within the required time period, such fee would have been incurred unnecessarily.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise their conversion rights, on a cumulative basis, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration, or we may need to arrange for third party financing, if available.

The initial per share conversion price is approximately $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months (or up to 30 months if extended pursuant to a stockholder vote as decribed in this prospectus) from the date of this prospectus.

Liquidation if we do not complete a business combination

If we do not consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as decribed in this prospectus) from the date of this prospectus, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period,

until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claims and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claims, setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to execute agreements with all vendors and service providers that we engage and prospective target businesses with which we negotiate, in which they will waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. There is no guarantee that, even if such third parties entered into such waiver agreements with us, they would not challenge the enforceability of these waivers and bring claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.95 (or $9.92 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and interest earned on the trust account, net of taxes previously paid or payable thereon and net of amounts previously released to us, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses, vendors for services rendered or products sold to us, or of third parties including lenders, with whom we entered into contractual relationships following the consummation of this offering, but only if such prospective target business, vendor or third party does not execute such a waiver. Accordingly, if a claim brought by a prospective target business, vendor or third party did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors would not have any obligation to indemnify such claims as they would be paid from such available funds. Even if a claim exceeded such amounts, there will be no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors that they are accredited investors (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. We will enforce our rights under the indemnification arrangements against them. However, we cannot assure you that Brooklyn NY Holdings LLC, Perella Weinberg Partners Group LP and our sponsors will be able to satisfy their obligations to us under these indemnification arrangements.

We will promptly notify the account agent to begin liquidating the trust’s assets and anticipate it will take no more than ten business days to effectuate such distribution. The underwriters have agreed to waive their rights to their deferred underwriting discounts and commissions held in the trust account in the event we do not consummate our initial business combination within the required time period, and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our founders have waived their rights to participate in any liquidation distribution with respect to their founders’ common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we are unable to consummate an initial business combination and we have expended all of the net proceeds of this offering and the private placements described herein, other than the proceeds which were deposited in the trust account, we expect that the initial per-share liquidation price (without taking into account any interest earned on the trust account) will be approximately $9.95 (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), or $0.05 less than the per-unit offering price of $10.00 ($0.08 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.95 (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full).

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, including all contingent, conditional, or unmatured contractual claims known to us, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.95 (or $9.92 per share if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from third parties, including lenders, with whom we entered into contractual relationships following the consummation of this offering, vendors and service providers that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses and, as discussed above, we will seek to have all such third parties, vendors and service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon our initial business combination or an extension of the time period within which we must complete an initial business combination as described in this prospectus, which the stockholder voted against and which is approved and, in the case of the initial business combination, consummated. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Regulatory restrictions on the financial services and business services industries

The financial services and portions of the business services industries are subject to extensive regulation. Many of the regulatory bodies with responsibility for those industries, including U.S. and other government agencies and self-regulatory organizations, as well as state securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services and business services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

The regulatory environment in which we will operate is also subject to future regulatory changes. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, in the United States the insurance industry has recently been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State and other state attorneys general, there have been a number of proposals to modify various state laws and regulations and industry practices and guidelines regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation, which will be in effect upon the consummation of this offering, will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination and that may not be amended prior to the consummation of such our initial business combination without the consent of the holders of at least 90% of the voting power of our outstanding common stock.

Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	our corporate existence will automatically cease 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in the prospectus) from the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, if we are unable to complete a business combination;

•	prior to the consummation of an initial business combination, we shall submit such business combination to our stockholders for approval regardless of the type of transaction it is, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

•	we will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning 35% or more of our shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve the initial business combination both vote against the business combination and/or extended period, as applicable, and exercise their conversion rights;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on our initial business combination;

•	our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	if the extension period or our initial business combination is approved and, in the case of the initial business combination, consummated, public stockholders who voted against the extension period or the business combination and exercised their conversion rights will receive their pro rata share of the trust account before payment of deferred underwriting discounts and commissions and including interest earned, net of taxes previously paid and net of up to an aggregate of $4.0 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements;

•	if an extension period or a proposed initial business combination is approved and, in the case of the initial business combination, consummated, public stockholders who exercised their conversion rights and voted against the initial business combination or the extension period may convert their shares into cash at the conversion price (calculated as of two business days prior to the consummation of the initial business combination or approval of the extension period); provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purposes of acquiring holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, including any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve the initial business combination; and

•	we are prohibited from incurring debt for borrowed money prior to an initial business combination unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain the consent of the holders of at least 90% of the voting power of our outstanding common stock to amend these provisions. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the approval of the extension period or the consummation of our initial business combination. In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 35% of the shares (minus one share), sold in this offering, on a cumulative basis, have the ability to be converted to cash by public stockholders exercising their conversion rights and that, despite such conversions, the extension period and/or the business combination may still proceed.

Comparison of This Offering to Those Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $373,000,000 of the net offering proceeds, including the $8.6 million net proceeds from the sale of the sponsors’ warrants and approximately $16,500,000 in deferred underwriting discounts and commissions, will be deposited into a trust account maintained by Mellon Bank, N.A., as account agent.	Approximately $313,200,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Approximately $373,000,000 of the net offering proceeds, including the $8.6 million net proceeds from the sale of the sponsors’ warrants and approximately $16,500,000 in deferred underwriting discounts and commissions, held in trust will only be invested in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in such ‘‘government securities’’ having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or insecurities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest on proceeds from trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $4.0 million, subject to adjustment, that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of our initial business combination.
Limitation on fair value or net assets of target business	The initial target business with which we effect our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day from the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K and having issued a press release announcing when separate trading will begin, as described below. We have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the underwriters’ over-allotment option, if such option is exercised prior to the filing of the current report on Form 8-K. If the underwriters’ over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the underwriters’ over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day from the date of this prospectus and issue a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination and on any amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in the proxy statement in connection with our initial business combination or the extension period is given the right to convert its shares into a pro rata share of the trust account, including deferred underwriting discounts and commissions and including interest, net of (i) any interest income previously released to us to pay our tax obligations and (ii) interest income of up to $4.0 million, subject to adjustment, previously released to us to fund our working capital requirements (as long as we have sufficient funds available to pay our tax obligations on such interest income). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) we have not obtained stockholder approval for an initial business combination, we will dissolve and liquidate and promptly distribute the proceeds of the trust account, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital requirements.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Our initial business combination must occur within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) after the date of this prospectus; if our initial business combination does not occur within this time frame and we are dissolved as described in this prospectus, funds held in the trust account, including deferred underwriting discounts and commissions, will be released to investors as promptly as practicable, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital requirements. If we do not consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation. Our amended and restated certificate of incorporation will provide that our corporate existence will automatically cease 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. However, in connection with the vote to approve our initial business combination, our public stockholders will also vote to amend this provision to allow for our perpetual existence. If the business combination is approved by a majority of the votes cast by our public stockholders at a duly held meeting, an amendment to our certificate of incorporation is approved by a majority of our outstanding shares of common stock, and public stockholders owning no more than 35% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve the initial business combination we will amend this provision to allow for our perpetual existence.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to (i) interest income earned on the trust account balance released to us to pay any tax obligations and (ii) interest income of up to $4.0 million, subject to adjustment, on the balance in the trust account released to us to fund our working capital requirements (as long as we have sufficient funds available to pay our tax obligations on such interest income), the proceeds held in the trust account are not released to us until the vote against the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of our initial business combination or the failure to effect our initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to effect a business combination with larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the combination with a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash up to 35% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve the initial business combination held by our public stockholders who both vote against the extension period or the business combination and exercise their conversion rights may reduce the resources available to us for our initial business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to effect a business combination with an operating business that has a fair market value equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $16,500,000, or $18,975,000 if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at 750 Washington Boulevard, Stamford, Connecticut 06901. The cost of this space is included in the $10,000 per month fee described below that PWP charges us for general and administrative services. We consider our current office space adequate for our current operations.

Employees

We currently have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We intend to register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2008 as required by the Sarbanes-Oxley Act. A prospective target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Michael E. Martin	52	Chief Executive Officer, Chairman of the Board
Joseph R. Perella	66	Vice Chairman, Director
Michael A. Kramer	39	Senior Vice President
Mark C. Monaco	42	Senior Vice President
Richard J. (Arjay) Jensen	36	Senior Vice President, Secretary
Roger W. Einiger	60	Director Nominee*
J. Richard Fredericks	62	Director Nominee*
Wolfgang Schoellkopf	74	Director Nominee*

Michael E. Martin.    Since February 2006, Michael E. Martin has been President of BNYH, the asset and investment management firm of the Lerner family. Prior to joining BNYH, Mr. Martin was a Vice Chairman and Managing Director of UBS Investment Bank. At UBS Mr. Martin was the Global Head of the Financial Institutions Group with responsibility for delivering merger and acquisition and corporate finance advice to UBS clients on a global basis. Mr. Martin was a member of the UBS Investment Bank Board and its Global Executive Committee. Prior to joining UBS in April 2002, Mr. Martin was a Managing Director of Credit Suisse First Boston, where he was a Global Co-Head of the Financial Institutions Group. Mr. Martin joined the First Boston Corporation in August 1987 and spent his 15 years there providing strategic advice to financial institutions. Mr. Martin was an associate practicing corporate law at Wachtell, Lipton, Rosen and Katz from January 1983 until August 1987. From August 1982 until January 1983, Mr. Martin was a clerk to the Honorable Stephen Reinhardt, of the United States Court of Appeals for the Ninth Circuit. Mr. Martin is a member of the Board of Directors of Aston Villa Football Club (an English Premier League football team) and Arena Media Networks, LLC (a digital advertising company). Mr. Martin holds a B.S. in economics from Claremont Men’s College and a J.D. from Columbia University School of Law. Mr. Martin is a member of the bar of the State of New York.

Joseph R. Perella.    Mr. Perella is a founding partner of PWP and has been its Chairman since June 2006. Prior to founding PWP, Mr. Perella held senior positions at Morgan Stanley, including Vice Chairman of Morgan Stanley from 1993 to 2005, and Chairman of Institutional Securities and Investment Banking and Worldwide Head of Morgan Stanley’s Investment Banking Division. Mr. Perella was a member of Morgan Stanley’s Management Committee since joining Morgan Stanley in 1993. In 1988, Mr. Perella co-founded Wasserstein Perella & Co. and was Chairman until September 1993. From 1972 to 1988, Mr. Perella held senior posts at First Boston. Mr. Perella’s investment banking experience of more than 35 years includes strategic assignments for leading companies in virtually every industry and region of the world. Mr. Perella holds a B.S. degree from Lehigh University and an M.B.A. degree from Harvard Business School.

Michael A. Kramer.    Mr. Kramer is a partner of PWP. Prior to joining PWP, he founded Kramer Capital Partners in 2005, an independent, privately-held investment banking firm providing financial advisory services and capital in a broad range of transformational corporate transactions. Prior to joining PWP, Mr. Kramer was a partner and member of the Management Committee at Greenhill & Co., a boutique investment banking firm, from 2001 to 2005. From 1990 to 2001, Mr. Kramer held various senior positions including being a member of the board of directors at Houlihan Lokey Howard & Zukin, Inc. (‘‘HLHZ’’). At HLHZ, in addition to his significant client and managerial responsibilities Mr. Kramer was also actively involved in the founding, development and management of HLHZ’s merchant banking and principal activities. Mr. Kramer’s investment banking and investing activities relate to companies in various industries and countries around the world. In addition to the foregoing, Mr. Kramer serves as an independent director on several boards of directors, including:

* Such director nominee will take office upon the consummation of this offering.

U.S. Power Generating (a wholesale power generation company), Pacific Crossing Ltd (a telecommunications company), Trump Entertainment Resorts (a casino company), and Unity Media SCA (a German cable company). Mr. Kramer holds a B.S. degree from the California State University at Northridge.

Mark C. Monaco.    Mr. Monaco is currently Head of Principal Investments at BNYH. He is responsible for the firm’s direct investment activity, with particular focus on the financial services, business services, defense and security, and sports and sports media industries. Prior to joining BNYH, Mr. Monaco was a Managing Director at Windward Capital Management, LLC, a middle market private equity firm from 1996 to 2006. Prior to Windward, Mr. Monaco was the Director of Finance and Corporate Development at Credit Suisse First Boston focused on the firm’s strategic planning and merger and acquisition activity. From 1990 to 1995 he worked in the financial institutions group at Credit Suisse First Boston, where he was a Vice President. Mr. Monaco currently serves on the Boards of Directors of Surefire Holdings, LLC (a manufacturer of lighting systems for the military and law enforcement), Arena Media Networks, LLC (a digital advertising company) and Charter Brokerage Holdings, LLC (a customs brokerage). He is a past Chairman of the Board of Retriever Payments Systems, Inc. (a credit card processor) and Financial Pacific Leasing Corp. (an equipment leasing company). Mr. Monaco earned his M.B.A. from The University of Pennsylvania, The Wharton Graduate School of Business, and received his undergraduate degree from Harvard University.

Richard J. (Arjay) Jensen.    Mr. Jensen has been a Director at PWP since April 2006. Prior to joining PWP, Mr. Jensen was a Vice President at Goldman Sachs in the Investment Banking Division’s Financial Institutions Group where he focused on providing strategic and merger and acquisition advisory services to financial services clients. Mr. Jensen was at Goldman Sachs from 2000 to 2006. Prior to attending business school, Mr. Jensen worked in Corporate Banking at Mercantile Bank of St. Louis. Mr. Jensen holds a B.A. degree from the University of Michigan and an M.B.A. from Duke University where he was a Fuqua Scholar.

Roger W. Einiger.    Mr. Einiger has served as President of Hardscrabble Advisors, LLC, a private investment firm for the past five years. He previously spent three decades at Oppenheimer & Co. and its successor companies, most recently serving as Vice Chairman. Mr. Einiger joined Oppenheimer in 1969. He was named Executive Vice President and Chief Administrative Officer in 1983 and Vice Chairman in 1992. Following the sale of the firm in 1997, he served as Vice Chairman of CIBC Oppenheimer Corp. and as consultant to Canadian Imperial Bank of Commerce until 2001. Mr. Einiger is a Director of NDS Group plc and Avatar Holdings, Inc. He serves on the Executive Committees of the Boards of the Albert Einstein College of Medicine, Big Brothers/Big Sisters of New York and the Jewish Communal Fund. Mr. Einiger is an Overseer of the University of Pennsylvania School of Design, and serves on the Audit and Finance Committees of Yeshiva University and the Finance Committee of UJA-Federation of New York. Mr. Einiger earned a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1969 and an M.B.A. from the New York University School of Business in 1973.

Ambassador J. Richard Fredericks.    Ambassador Fredericks has served since 2002 as a Managing Director of Main Management, a money management firm that invests exclusively in Exchange Traded Funds. Ambassador Fredericks began at Dean Witter in 1970 as a securities analyst and joined Shuman, Agnew and Company five years later as a partner. In 1977, he joined Montgomery Securities (now Banc of America Securities) as a partner and later Senior Managing Director in Investment Research, covering the banking and financial service area. In 1995, Ambassador Fredericks formally changed roles to oversee the firm’s investment banking effort for the financial industry in the areas of commercial banking, thrifts, and financial technology. For 17 consecutive years, Ambassador Fredericks was chosen by Institutional Investor Magazine as an ‘‘All-American’’ Research Analyst, covering the commercial banking industry. Ambassador Fredericks served as United States Ambassador to both Switzerland and to Liechtenstein from 1999 to 2001. Ambassador Fredericks received a B.S. in Business Administration from Georgetown University and an M.B.A. from Columbia University. Ambassador Fredericks is currently on the Board of Directors of the Janus Capital Group; the Board of Regents of Georgetown University and Georgetown’s Robert Emmett McDonough School of Business; the Library of Congress Trust Fund Board; the Board of Regents of

St. Ignatius College Preparatory School; the Advisory Board of Financial Technology Ventures; the Board of the Swiss/American Chamber in San Francisco and serves as Chairman of the San Francisco-Zurich Initiative.

Wolfgang Schoellkopf.    Mr. Schoellkopf has been a Managing Partner of Lykos Capital Management, LLC, a private equity management company since 2003. Mr. Schoellkopf was the Chief Executive Officer of Bank Austria Group’s U.S. operations from 2000 to 2001. Prior to this, Mr. Schoellkopf was Vice Chairman and Chief Financial Officer of First Fidelity Bancorporation from 1990 to 1996 and Executive Vice President and Treasurer of The Chase Manhattan Bank from 1979 to 1988. Mr. Schoellkopf also held various officer positions with The Chase Manhattan Bank from 1963 to 1988. Mr. Schoellkopf has been a Director of SLM Corporation since 1997 and is a Director of Bank Austria Cayman Islands Limited and Wueba Versicherungs AG.

Number and Terms of Office of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Schoellkopf, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Perella and Einiger, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Martin and Fredericks, will expire at the third annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating our initial business combination. Collectively, through their positions described above, our directors have extensive experience in the private equity business.

Prior Involvement of Principals in Blank Check Companies

None of our officers or directors has been or currently is a principal of, or affiliated with, a blank check company.

Executive Officer and Director Compensation

None of our officers or directors has received, earned or been awarded or paid any compensation for services rendered to us in any capacity. Commencing on the date of this prospectus through the earlier of the consummation of our initial business combination or our liquidation, we will pay PWP, an affiliate of one of our sponsors, Perella Weinberg Partners Acquisition LP, a total of $10,000 per month for office space and certain office and secretarial services. This arrangement is being agreed to by PWP for our benefit and is not intended to provide PWP compensation in lieu of salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. Other than this $10,000 per-month fee, no compensation of any kind, whether from us or any entity affiliated with us, including finder’s and consulting fees, will be paid to, awarded to or earned by any of our founders, sponsors, officers or directors, in each case in any capacity, or to any of their respective affiliates, for any services rendered prior to or in connection with the consummation of our initial business consummation. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $4.0 million, subject to adjustment, on the balance in the trust account that may be released to us for working capital purposes, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Messrs. Einiger, Fredericks and Schoellkopf are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Einiger, Fredericks and Schoellkopf, each of whom has been determined to be ‘‘independent’’ as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses over $10,000 incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Schoellkopf satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Einiger, Fredericks and Schoellkopf, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members and can also consider persons identified by our management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us at 750 Washington Boulevard, Stamford, Connecticut, 06901. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

There may be situations in which one or both of our sponsors and their affiliates have a duty or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to our sponsors.

BNYH

In order to minimize conflicts of interest that may arise from BNYH’s asset and investment management activities, we will enter into a business opportunity right of first review agreement with BNYH. Pursuant to this agreement, BNYH will agree that, from the date of this prospectus until the earlier of the consummation of our initial business combination (or our liquidation in the event we do not consummate an initial business combination), we will have a right of first review with respect to business combination opportunities of BNYH, and companies or other entities that it manages, in the financial services and business services industries with a fair market value of at least $300 million. BNYH will, and will cause the companies or entities under its management to, first offer any such business combination opportunity to us (subject to any pre-existing fiduciary obligations it may have) and will not, and will cause each other company or entity under its management not to, pursue such business combination opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

Various actual or potential conflicts of interest may arise from the activities of BNYH BPW Holdings LLC’s manager, BNYH. BNYH provides asset and investment management services to the Lerner family and its affiliates, and investment ideas generated within BNYH, including by Messrs. Martin and Monaco, may be suitable for both us and for an affiliate of BNYH. BNYH may expand the range of services that it provides over time, and is not restricted in the scope of its business or in the performance of any services (whether now offered or undertaken in the future) even if its activities could give rise to conflicts of interest, and whether or not such conflicts are described in this prospectus.

PWP

In order to minimize conflicts of interest that may arise from the conduct by PWP of its activities as a diversified financial services firm, we will enter into a business opportunity right of first review agreement with PWP. Pursuant to this agreement, PWP will agree that, from the date of this prospectus until the earlier of our initial business combination (or our liquidation in the event we do not consummate an initial business combination), it will not pursue for its own account as principal without first offering to us any business combination opportunities in the financial services and business services industries with a fair market value of at least $300 million. PWP will first offer any such proprietary business combination opportunity to us and will not pursue such business combination opportunity for its own account unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

As a diversified financial services firm, PWP regularly develops, pursues or is presented with business combination opportunities for or on behalf of its strategic investors, advisory clients, advised pooled investment vehicles or separate accounts that it manages. PWP cannot commit to make any of these opportunities available to us and will retain total discretion as to whether to present any of these opportunities to us for consideration as a target for an initial business combination. In most cases, PWP will become aware of these opportunities in its capacity as a financial advisor for a particular client, in its relationship with a strategic investor in PWP or in its capacity as a fiduciary or a manager for an investment vehicle or an investment account, in all of which cases PWP will be obligated by a contractual or fiduciary obligation to pursue such opportunities for such entities. In other cases where PWP is presented with opportunities during the course of conducting its activities as a diversified financial services firm (and not as a principal for its own account), PWP will exercise its sole discretion as to whether to present such opportunity to its clients or us.

Where PWP exercises discretion as to where a business combination opportunity is to be placed, a conflict of interest may arise as to whether such opportunity is made available to us or another entity with which PWP is associated. For example, investment ideas generated within PWP, but not for the purpose of an investment by PWP as principal, including by Messrs. Perella, Kramer and Jensen and other persons who may make decisions for PWP or its affiliates, may be suitable for both us and for an advisory client (including a pooled investment vehicle or separate account) of PWP and may be directed in PWP’s sole discretion to such advisory client rather than to us. PWP may also be engaged to advise the seller of a company, business or assets that may qualify as an investment opportunity for us, and PWP would not be required to present these investment opportunities to us.

PWP’s operations are relatively new and it is expected that PWP will expand over time the range of services and activities in which it engages. PWP will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if its activities could give rise to conflicts of interest, and whether or not such conflicts are described in this prospectus. PWP has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments in companies similar to those to be targeted by us. These clients may themselves represent appropriate investment opportunities for us.

General

Due to pre-existing and future affiliations, our independent directors may have fiduciary obligations to present potential business opportunities to other entities with which they are affiliated. Our independent directors have not entered into business opportunity right of first review agreements and therefore may have conflicts of interest in determining to which entity a particular business opportunity should be presented. The current affiliations of our independent directors are set forth under ‘‘Management – Directors and Executive Officers.’’

Our sponsors will frequently come into possession of material non-public information or other confidential information as a result of their affiliates’ business activities, including PWP’s advisory activities and the asset management activities of PWP and BNYH. Disclosure of such information within PWP and BNYH generally will be on a need-to-know basis only. Therefore, it is likely that the members of our management who are also employees or partners of PWP and BNYH may not have access to material non-public information in the possession of their respective firms that might be relevant to an investment decision to be made by us. In addition, if the members of our management who are also employees or partners of PWP or BNYH come into, or are deemed to come into, possession of material non-public information, they may be restricted from consulting with, or otherwise benefiting from, us or an opportunity that we may be pursuing.

The business activities of PWP and BNYH, or the disclosure or imputed disclosure of material non-public or other confidential information acquired by PWP or BNYH to any member of our management team, could result in restrictions on transactions in securities by us, or otherwise create conflicts of interest, any of which could adversely affect our ability to conduct our business.

Any of these conflicts, some of which may limit our activities, can materially and adversely affect our ability to conduct our business and effect our initial business combination. By acquiring our common stock, each stockholder will be deemed to have acknowledged the existence of actual and potential conflicts of interest and waived any claim with respect to such conflicts.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit his or her full-time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. In order to minimize potential conflicts of interest which may arise from BNYH’s and PWP’s activities, we will enter into business opportunity right of first review agreements with each of BNYH and PWP as described above.

•	Although each of our sponsors and our officers has entered into non-compete agreements with us providing that until the earlier of the filing of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, none of our sponsors nor our officers will become a sponsor, promoter, officer or director of any other blank check company, our directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a potential target business as a condition to any agreement with respect to our initial business combination.

•	Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $4.0 million, subject to adjustment, that may be released to us as working capital.

•	In the event we dissolve and liquidate because we fail to complete a business combination, the shares of common stock and warrants owned by our founders, including the sponsors’ warrants which they purchased for an aggregate $8.6 million, will be worthless, resulting in potentially significant losses to them. Our founders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month following the date of this prospectus and we have not consummated a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our founders have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ common stock.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our founders, officers or directors including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them, unless with respect to (i) through (iv) above we have obtained an opinion from an independent investment banking firm and the approval of a majority of our independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, earn or be paid, or awarded any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsors’ warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Common Stock
BNYH BPW Holdings LLC(3) (our sponsor)	3,665,272		48.2%	3,177,581		7.2%
Perella Weinberg Partners Acquisition LP(4) (our sponsor)	3,665,272		48.2%	3,177,581		7.2%
Michael E. Martin(3)	3,665,272		48.2%	3,177,581		7.2%
Joseph R. Perella(4)	3,665,272		48.2%	3,177,581		7.2%
Roger W. Einiger	93,250		1.2%	87,495		0.2%
J. Richard Fredericks	93,250		1.2%	87,495		0.2%
Wolfgang Schoellkopf	93,250		1.2%	87,495		0.2%
All 5% owners, directors and executive officers as a group (3 individuals and 2 entities)	7,610,294	(5)	100%	6,617,647	(6)	15.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BPW Acquisition Corp., 750 Washington Blvd., Stamford, CT 06901.
(2)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture of up to an aggregate of 992,647 shares of common stock and 992,647 warrants held by our founders.
(3)	BNYH BPW Holdings LLC is the beneficial owner of our shares. BNYH is the sole manager of BNYH BPW Holdings LLC and has voting and dispositive power over the shares of our common stock that BNYH BPW Holdings LLC owns. Mr. Martin is the President, and Mr. Randolph Lerner is the Chairman, of BNYH, which is wholly owned by The Alfred Lerner Trust dated June 29, 2001, of which Mr. Lerner is a trustee. Messrs. Martin and Lerner disclaim beneficial ownership of any shares of our common stock in which they do not have a pecuniary interest.
(4)	PWP Acquisition GP LLC is the general partner of Perella Weinberg Partners Acquisition LP and is an entity controlled by an affiliate of PWP. Mr. Perella is the Chairman of PWP which has voting and dispositive power over the shares of our common stock that Perella Weinberg Partners Acquisition LP owns. Mr. Perella disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.
(5)	Does not include 7,610,294 shares of common stock issuable upon exercise of founders’ warrants and 8,600,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(6)	Does not include 6,617,647 shares of common stock issuable upon exercise of founders’ warrants and 8,600,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.

Immediately after this offering, our founders will beneficially own 15% of our outstanding common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise all or a portion of their over-allotment option, our founders will be required to forfeit up to an aggregate of 992,647 founders’ units. Our founders will be required to forfeit only a number of founders’ units necessary to maintain their collective 15% ownership interest in our outstanding common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our founders have agreed to vote their founders’ common stock underlying their founders’ units (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our founders and executive officers have agreed that they will vote any shares of our common stock they purchase in the open market in, or after, this offering, including those shares purchased pursuant to the limit orders described in this prospectus, in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the extension period or the proposed business combination and have, as a result, waived the right to exercise conversion rights for those shares.

Subject to transfers (i) to partners, members and employees of PWP, BNYH or us, (ii) to a holder’s partners or members upon its liquidation, (iii) to relatives and trusts for estate planning purposes or (iv) by private sales with respect to up to 33% of the founders’ units made at or prior to the consummation of our initial business combination at prices no greater than the price at which the securities were originally purchased from us, in each case where the transferee agrees in writing to be bound by the same transfer restrictions and voting, waiver of liquidation rights and forfeiture provisions described in this prospectus (the ‘‘founders’ units’ permitted transferees’’), the founders’ units will not be transferable until one year after the consummation of the initial business combination or earlier if, subsequent to our business combination, (x) the last sales price of our common stock equals or exceeds $13.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after our initial business combination or (y) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

In addition, our sponsors have entered into agreements with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they have placed limit orders for an aggregate of up to $25.0 million of our common stock during the Buyback Period. Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP have agreed to contribute to the capital of BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP, respectively, sufficient funds for them to meet their respective obligations under these limit order agreements. These limit orders will require the sponsors to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (i) the expiration of the Buyback Period or (ii) until such purchases reach $25.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act which may prohibit or limit purchases pursuant to the limit order agreements in certain circumstances. Our sponsors have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until 180 days after we have consummated an initial business combination, and will vote all such shares (i) in favor of our initial business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (iii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

In addition, our founders, officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including, with respect to the sponsors, shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

On November 14, 2007, our sponsors entered into agreements with us to purchase an aggregate of 7,000,000 sponsors’ warrants at a price of $1.00 per warrant simultaneously with the consummation of this offering. On February 5, 2008, our sponsors entered into amended and restated agreements with us to purchase an additional 1,600,000 sponsors’ warrants at a purchase price of $1.00 per warrant (for a total purchase price of $8,600,000 for 8,600,000 warrants) simultaneously with the consummation of the offering. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending our consummation of our initial business combination. If we do not consummate our initial business combination, then the $8.6 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless. The sponsors’ warrants will not be transferable or salable by the purchasers until we complete our initial business combination (except (i) to our officers or directors, any affiliates or family members of any of our officers or directors or any affiliates of either sponsor, including the holders of their equity securities and partners, members and employees of PWP and BNYH, (ii) by gift to a member of a holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of a sponsor or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of any holder; (iv) by virtue of the laws of the state of Delaware or the sponsors’ limited partnership agreement or limited liability company agreement upon dissolution of either of the sponsors and (v) pursuant to a qualified domestic relations order to which a holder is subject, in each case where the transferee agrees in writing to be bound by the same transfer restrictions (the ‘‘sponsors’ warrants’ permitted transferees’’)). The sponsors’ warrants will be exercisable at the discretion of the holder for cash or on a cashless basis and will be non-redeemable by us, in each case, so long as they are held by the sponsors or their sponsors’ warrants’ permitted transferees. In addition, after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our founders and sponsors are our ‘‘promoters’’ as that term is defined in Securities Act Rule 405.

Registration Rights

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our founders with respect to securities held by them from time to time, including the founders’ units, founders’ common stock, founders’ warrants, sponsors’ warrants and underlying shares, and any shares purchased pursuant to the limit orders described in this prospectus. The registration rights agreement will provide that the holders (and affiliates and other permitted transferees) of a majority of these securities may require us to register any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement filed pursuant to the exercise of the registration rights would not become effective until after the lock-up period applicable to the securities being registered, and provided further that with respect to the founders’ warrants, such warrants must also have become exercisable. We will bear the expenses incurred in connection with filing any such registration statement. These stockholders will be entitled to make up to three demands that we register such securities for resale on a registration statement filed under the Securities Act. In addition, these stockholders will have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by us.

The holders of the warrants included in the units purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’ warrants and sponsors’ warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that the founders’ warrants and sponsors’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available. We will not be required to settle any warrant exercise, whether by net cash settlement or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 31, 2007 our sponsors purchased an aggregate of 10,781,250 founders’ units, for an aggregate purchase price of $25,000 in cash, or approximately $0.0023 per unit. Subsequently, on February 19, 2008, our sponsors returned to us an aggregate of 3,170,956 of such founders’ units, which we have cancelled. Our sponsors transferred to our independent directors at cost an aggregate of 150,000 of these founders’ units.  In addition, our independent directors have entered into an agreement with our sponsors pursuant to which, for an aggregate purchase price of $150,000, they have purchased from our sponsors an aggregate of an additional 129,750 of the founders’ units held by our sponsors and have committed to purchase from our sponsors an aggregate of 149,571 of the sponsors’ warrants to be purchased by our sponsors immediately following the consummation of this offering.

If the underwriters determine not to exercise their over-allotment option in full or in part, our founders have agreed to forfeit to us, at no cost to us, up to an aggregate of 992,647 founders’ units, in proportion to the portion of the over-allotment option that was exercised so that the founders will own a 15% interest in our outstanding common stock. If such founders’ units are forfeited, we would record the reduction of common stock outstanding and a corresponding credit to additional paid-in capital based on the difference. Upon forfeiture, such forfeited founders’ units would then be immediately cancelled.

If the size of the offering is increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. An increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.04 (or $0.03 if the underwriters’ over-allotment option is exercised in full).

On November 14, 2007, our sponsors entered into agreements with us to purchase an aggregate of 7,000,000 sponsors’ warrants at a price of $1.00 per warrant simultaneously with the consummation of this offering. On February 5, 2008 our sponsors entered into amended and restated agreements with us to purchase an additional 1,600,000 sponsors’ warrants at a purchase price of $1.00 per warrant (for a total purchase price of $8,600,000 for 8,600,000 warrants) simultaneously with the consummation of the offering. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending our consumation of our initial business combination. If we do not consummate our initial business combination, then the $8.6 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless. The sponsors’ warrants will be exercisable at the discretion of the holder for cash or on a cashless basis and will be non-redeemable by us, in each case, so long as they are held by the sponsors or their affiliates or other permitted transferees. In addition, after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In addition, our sponsors have entered into an agreement with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they have placed limit orders for an aggregate of up to $25.0 million of our common stock during the Buyback Period. Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP have agreed to contribute to the capital of BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP, respectively, sufficient funds for them to meet their respective obligations under these limit order agreements. These limit orders will require the sponsors to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in our initial proxy statement filed with the SEC relating to our initial business combination, until the earlier of (i) the expiration of the Buyback

Period or (ii) until such purchases reach $25.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act which may prohibit or limit purchases pursuant to the limit order agreements in certain circumstances. Our sponsors have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until 180 days after we have consummated an initial business combination, and will vote all such shares (i) in favor of our initial business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (iii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our founders, sponsors, officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including, with respect to the sponsors, shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our founders and sponsors with respect to securities held by them from time to time, including the founders’ units, founders’ common stock, founders’ warrants, sponsors’ warrants and underlying shares, and any shares purchased by our sponsors pursuant to the limit orders described above. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require us to register any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement would not become effective until after the lock-up period applicable to the securities being registered, and provided further that with respect to the founders’ warrants, such warrants must also have become exercisable. We will bear the expenses incurred in connection with filing any such registration statement. These stockholders, in certain instances, will be entitled to make up to three demands that we register such securities for resale on a registration statement filed under the Securities Act. In addition, these stockholders will have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by us.

As of the date of this prospectus, our sponsors have loaned to us an aggregate of $250,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of October 31, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $4.0 million, subject to adjustment, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all payments made to our officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In order to minimize conflicts of interest that may arise from PWP’s and BNYH’s business activities, we will enter into a business opportunity right of first review agreement with each of PWP and BNYH. Pursuant to this agreement, each of PWP and BNYH will agree that, from the date of this prospectus until the consummation of our initial business combination (or our liquidation in the event we do not consummate an initial business combination), we will have a right of first review with respect to certain business combination opportunities of each of PWP and BNYH, as specified in the prospectus under ‘‘Management Conflict of Interest.’’ Each of PWP and BNYH will, and will cause the companies or entities under its respective management to, first offer any such business combination opportunity to us (subject to any pre-existing fiduciary obligations it may have and other exceptions described in this prospectus) and will not pursue such business combination opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

PWP has agreed to, from the date of the closing of this offering through the earlier of our consummation of our initial business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay PWP $10,000 per month for these services pursuant to the terms of a Services Agreement. However, this arrangement is solely for our benefit and is not intended to provide PWP compensation. We believe that the fee charged by PWP is at least as favorable as we could have obtained from an unaffiliated person.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a current report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. The policies and procedures of our audit committee, as well as the standards to be applied by the audit committee in its review, are set forth in the Audit Committee Charter, effective upon the consummation of this offering. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

As of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 7,610,294 shares of common stock are outstanding, held by five stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K and having issued a press release announcing when such separate trading will begin, provided that in no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing that such separate trading will begin. We will file a current report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the underwriters’ over-allotment option, if the underwriters’ over-allotment option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day from the date of this prospectus and issue a press release announcing when such separate trading will begin.

Founders’ Units

On October 31, 2007, our sponsors purchased 10,781,250 founders’ units for an aggregate purchase price of $25,000. Subsequently, on February 19, 2008, our sponsors returned to us an aggregate of 3,170,956 of such founders’ units, which we have cancelled. Our sponsors transferred to our independent directors at cost an aggregate of 150,000 of these founders’ units.  In addition, our independent directors have entered into an agreement with our sponsors pursuant to which, for an aggregate purchase price of $150,000, they have purchased from our sponsors an aggregate of an additional 129,750 of the founders’ units held by our sponsors and have committed to purchase from our sponsors an aggregate of 149,571 of the sponsors’ warrants immediately following the consummation of this offering. This includes up to an aggregate of 992,647 founders’ units that are subject to forfeiture by our founders to the extent that the underwriters’ over-allotment option is not exercised by the underwriters. The founders will be required to forfeit only a number of founders’ units necessary to maintain their collective 15% ownership interest in our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 992,647 founders’ units are subject to forfeiture by our founders to the extent that the underwriters’ over-allotment option is not exercised in full or in part by the underwriters;

•	the founders’ warrants will become exercisable upon the later of (i) the date that is one year after the date of this prospectus or (ii) the consummation of our initial business combination, in each case, if and only when (x) the last sales price of our common stock equals or exceeds $12.25 per share for any 20 trading days within a 30-trading day period beginning 90 days after the completion of our initial business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founders’ warrants will be exercisable at the price of $10.00 per share;

•	the founders’ warrants are exercisable at the discretion of the holder on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•	our founders have agreed to vote the founders’ common stock (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination;

•	the founders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The founders have agreed not to sell or otherwise transfer (except to permitted transferees as described in this prospectus under the heading ‘‘Principal Stockholders,’’ who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions) any of the founders’ units and underlying securities until one year after the date of the completion of our initial business combination or earlier if, subsequent to our business combination, (i) the last sales price of our common stock equals or exceeds $13.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the founders are entitled to registration rights with respect to the founders’ common stock and founders’ warrants under an agreement to be signed concurrently with the consummation of this offering as described in this prospectus.

If the size of this offering is increased or decreased, it could result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.04 (or $0.03 if the underwriters’ over-allotment option is exercised in full).

Common Stock

Currently, there are 7,610,294 shares of common stock outstanding held by five stockholders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option and 992,647 shares are forfeited by our founders), 44,117,647 shares of common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After our initial business combination is concluded, if ever, and upon our liquidation or dissolution, the public stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our founders have agreed to vote their founders’ common stock underlying their founders’ units (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our founders and executive officers have agreed that they will vote any shares of our common stock they purchase in the open market in, or after, this offering, including those shares purchased pursuant to the limit orders described in this prospectus, in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. As a result, our founders will not be able to exercise the conversion rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for an extension period of our initial business combination, a majority of our issued and outstanding shares of common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our founders may vote all their shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, excluding interest thereon.

We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 35% of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to our amended and restated certificate of incorporation to provide for an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination both vote against the business combination and/or extended period, as applicable, and exercise their conversion rights. Voting against the extension period or the business combination alone will not result in conversion of a stockholder’s shares into its pro rata share of the trust account. A stockholder must have also exercised the conversion rights described above for a conversion to be effective.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. In any event, if, at the end of 24 months

(or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) we have not obtained stockholder approval for an initial business combination, our corporate existence will automatically cease. If we liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and interest earned on the trust account, net of taxes previously paid or payable thereon and net of amounts previously released to us to fund working capital requirements, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described in this prospectus). If we do not complete an initial business combination and the account agent must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our founders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate our initial business combination with respect to the founders’ common stock. Our founders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or conversion provisions applicable to the common stock, except that eligible public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against the business extension period or the combination and the extension period or the business combination is approved and, in the case of the initial business combination, completed. Public stockholders who convert their shares of common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; or

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current. The warrants purchased in this offering, the founders’ warrants and the sponsors’ warrants will expire six years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may call the outstanding public stockholders’ warrants (except as described below with respect to the sponsors’ warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $13.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and current throughout the 30-day redemption period. The underwriters do not have any consent rights in connection with our exercise of our redemption rights.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, our management will have the option to require any holder who wishes to exercise its warrant to do so on a ‘‘cashless basis’’. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the ‘‘fair market value’’ in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsors and their respective transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The warrants will be issued in registered form pursuant to a warrant agreement, a copy of which is filed as an exhibit to the registration statement to which this prospectus is a part. Each warrant certificate shall be signed by a proper officer of the company and countersigned by Mellon Investor Services LLC, as warrant agent. The warrant agent shall from time to time register the transfer of any outstanding warrant certificates. Upon any such registration of transfer, a new warrant certificate shall be issued to the transferee and the surrendered warrant certificate shall be cancelled by the warrant agent.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us (other than in connection with a cashless exercise), for the number of warrants being exercised. On the exercise of any warrant for cash, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, and the warrants may expire worthless. As a result, an investor may have paid the full unit price solely for the common stock included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up or down the number of common stock to be issued to the warrant holder to the nearest whole number of shares.

Our warrant agreement provides that the founders’ warrants and the sponsors’ warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

Founders’ Warrants

The founders’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the founders’ warrants will (a) become exercisable upon the later of (i) the date that is one year after the date of this prospectus or (ii) the consummation of our initial business combination, in each case, if and only when the (x) last sales price of our common stock equals or exceeds $12.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering, (b) be exercisable at a price of $10.00 per share and (c) be exercisable at the discretion of the holder on a cashless basis, on the same basis as the sponsors’ warrants as described below, and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees. If the founders’ warrants are held by holders other than the founders or their permitted transferees, the founders’ warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. In addition, the founders’ warrants and underlying shares of common stock are entitled to registration rights under an agreement to be entered into concurrently with the issuance and sale of securities in this offering.

Sponsors’ Warrants

The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that they will not be transferable except to permitted transferees until we consummate an initial business combination, they will be exercisable at the discretion of the holder for cash or on a cashless basis and will be non-redeemable by us, in each case, so long as they are held by the sponsors or their permitted transferees and after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering.

If holders of the founders’ or sponsors’ warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the founders, sponsors and their respective affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following our initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, the sponsors or their permitted transferees are entitled to registration rights with respect to the sponsors’ warrants under an agreement to be entered into concurrently with the consummation of this offering.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Mellon Investor Services LLC.

Certain Anti-Takeover Provisions of Delaware Law and our amended and restated Certificate of Incorporation and By-Laws

Staggered board of directors

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

No action by stockholders without a meeting

Our amended and restated certificate of incorporation will prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this initial public offering.

Special meeting of stockholders

Our bylaws will provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, our chief executive officer, our chairman or our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws will provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering, we will have 44,117,647 shares of common stock outstanding (or 50,735,294 shares of common stock if the underwriters’ over-allotment option is exercised in full). Of these shares, the 37,500,000 shares (or 43,125,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,617,647 shares and 15,217,647 warrants (or 7,610,294 shares and 16,210,294 warrants if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock and warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months, but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 441,176 shares of common stock and 527,176 warrants immediately after this offering (or 507,353 shares of common stock and 593,353 warrants if the underwriters exercise their underwriters’ over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale,

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other that business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our founders will be able to sell the founders’ shares and sponsors’ warrants (and underlying shares of common stock) pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our founders and sponsors with respect to securities held by them from time to time, including the founders’ units, founders’ common stock, founders’ warrants, and, with respect to the sponsors, the sponsors’ warrants and underlying shares, and any shares purchased pursuant to the limit orders. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require us to register any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement would not become effective until after the lock-up period applicable to the securities being registered, and provided further that with respect to the founders’ warrants, such warrants must also have become exercisable. We will bear the expenses incurred in connection with filing any such registration statement. These stockholders, in certain instances, will be entitled to make up to three demands that we register such securities for resale on a registration statement filed under the Securities Act. In addition, these stockholders will have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by us.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol ‘‘BPW.U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘BPW’’ and ‘‘BPW.WS,’’ respectively.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership, exercise and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service (‘‘IRS’’), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this ‘‘Material U.S. Federal Tax Considerations’’ section only, the term ‘‘U.S. Person’’ means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. Person and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Person.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership, exercise and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants described above is accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders-Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock’’ below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. holder refrains from making certain elections, dividends we pay to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business-Effecting our initial business combination-Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must complete our initial business combination’’, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business-Effecting our initial business combination-Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must complete our initial business combination’’, may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under ‘‘U.S. Holders-Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock’’ above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (ii) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us or (iii) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’ A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders-Taxation of Distributions’’, above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares of our stock constructively owned by it.

U.S. holders who actually or constructively own 5 percent (or, if our stock is not then publicly traded, 1 percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such holders should consult with their own tax advisors in that regard.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘– General’’) and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘– General’’). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30 percent), unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘United States real property holding corporation’’ (see ‘‘Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under ‘‘U.S. Holders-Exercise of a Warrant’’ above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5 percent of our common stock or warrants, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional ‘‘branch profits tax’’ at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10 percent withholding tax, which may be claimed by the non-U.S. holder as a credit against the holder’s federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our ‘‘U.S. real property interests’’ equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as ‘‘U.S. real property interests’’ and the tax consequences resulting from such treatment.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under ‘‘U.S. Holders-Conversion of Common Stock’’ above, and the consequences of the conversion to the non-U.S. holder will be as described above under ‘‘Non-U.S. Holders-Taxation of Distributions’’ and ‘‘Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,’’ as applicable.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

Citigroup Global Markets Inc. is acting as bookrunning manager of this offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
UBS Securities LLC
Piper Jaffray & Co.
Sandler O’Neill & Partners, L.P.
I-Bankers Securities, Inc.
Total	37,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $             per unit. The underwriters may allow, and dealers may re-allow, a concession not to exceed $             unit on sales to other dealers. After the underwriters purchase the units from us, if all of the units are not sold by the underwriters to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 5,625,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In addition, the founders have agreed, subject to certain exceptions, not to offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, (a) any of the founders’ units, founders’ common stock, founders’ warrants and any underlying securities until one year after we complete our initial business combination and (b) any securities that may be purchased pursuant to the limit order agreements until 180 days after we complete our initial business combination, and the purchasers of the sponsors’ warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the sponsors’ warrants until after we complete our initial business combination.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an ‘‘offer of units to the public in relation to any units’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734- 1, D.744-1, D.754- 1 and D.764- 1 of the French Code Monétaire et Financier; or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code Monétaire et Financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.41 1-1, L.41 1-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

This prospectus does not constitute and may not be used for or in connection with either an offer to any person to whom it is unlawful to make such an offer or a solicitation (‘‘démarchage’’) by anyone not authorized so to act in accordance with articles L. 341-3, L. 341-4 and L. 341-7 of the French Code Monétaire et Financier. Accordingly, no security will be offered, under any circumstances, directly or indirectly, to the public in France.

This prospectus and any other documents or materials relating to the offer are confidential, are being supplied to you solely for your information and may not be reproduced, re-distributed or passed to any other person or published in whole or in part for any purpose.

Notice to Prospective Investors in Belgium

This offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and any other offering material relating to the offering has not been, and will not be, approved by the Belgian Banking, Finance and Insurance Commission pursuant to the Belgian laws and regulations applicable to the public offering of securities. Accordingly, this offering, as well as any other materials relating to the offering, may not be advertised, offered or distributed in any other way, directly or indirectly, to any other person located and/or resident in Belgium other than in circumstances which do not constitute an offer to the public in Belgium pursuant to the Belgian law of June 16, 2006 on the public offering of investment instruments and the admission of investment instruments to trading on a regulated market.

Notice to Prospective Investors in Switzerland

We have not and will not apply for a license from the Federal Banking Commission and, therefore, this offering is not addressed to the general public in Switzerland and no advertising to the general public will take place. Marketing of the units in Switzerland is and will be restricted to Qualified Investors as defined in the relevant Swiss laws (such as banks, insurance companies, pension funds and high net worth individuals).

This prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a of the Swiss Code of Obligations. We have not applied for a listing of the units, shares and warrants on the SWX Swiss Exchange and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules.

Notice to Prospective Investors in the United Arab Emirates (Excluding the Dubai International Financial Centre)

The units have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (‘‘U.A.E.’’) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus does not constitute a public offer of securities in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus you should consult an authorized financial adviser. This prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Notice to Prospective Investors in the Dubai International Financial Centre

This statement relates to an ‘‘exempt offer’’ in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The units to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the units offered should conduct their own due diligence on the units. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Pricing of this Offering; Listing

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriter. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospectus of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, currently prevailing market conditions in equity securities markets, and current market valuations of publicly traded companies considered comparable to us. The prices at which the units will trade in the public market after this offering may be lower than the initial public offering price or an active trading market in our units, common stock or warrants may not develop and continue after this offering.

We anticipate that the units will be listed on the American Stock Exchange under the symbol ‘‘BPW.U’’ and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols ‘‘BPW’’ and ‘‘BPW.WS,’’ respectively.

Underwriting Discounts and Commissions

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by BPW Acquisition Corp.
	No Exercise	Full Exercise
Per unit	$0.70	$0.70
Total(1)	$26,250,000	$30,187,500

(1)	The underwriters have agreed to defer $16,500,000, or $18,975,000 if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 4.4% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions, reduced pro rata by the exercise of any conversion rights as described in this prospectus, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by Mellon Bank, N.A., as account agent. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

If we do not complete our initial business combination and the account agent must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the underwriters’ over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the underwriters’ over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $750,000, excluding underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.

We have been advised by the staff of FINRA that NASD Rule 2720 may apply to this offering because an acquisition in the financial services industry could include the acquisition of a broker-dealer. In this regard, we have an audit committee and a public director as defined by such rule, and the underwriters have represented that no sale of securities in this offering will be executed by a FINRA member in a discretionary account without the prior written approval of the client.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Bingham McCutchen LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

Our financial statements at December 31, 2007 and for the period from October 12, 2007 (inception) through December 31, 2007 included in this prospectus and registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BPW Acquisition Corp.
(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
BPW Acquisition Corp.

We have audited the accompanying balance sheet of BPW Acquisition Corp. (a corporation in the development stage) (the ‘‘Company’’) as of December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period October 12, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BPW Acquisition Corp. as of December 31, 2007, and the results of its operations and its cash flows for the period October 12, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 19, 2008

BPW ACQUISITION CORP.
(a corporation in the development stage)

 balance sheet

December 31, 2007
ASSETS
Current assets, cash	$199,042
Other assets, deferred offering costs	496,864
$695,906
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$421,000
Notes payable, sponsors	250,000
Total current liabilities	671,000
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, authorized 100,000,000 shares; 10,781,250 shares issued and outstanding	1,078
Additional paid-in capital	23,922
Deficit accumulated during the development stage	(94)
Total stockholders’ equity	24,906
$695,906

See accompanying notes to financial statements.

BPW ACQUISITION CORP.
(a corporation in the development stage)

 Statement of operations
For the period October 12, 2007 (inception) to December 31, 2007

Revenue	$—
Formation and operating costs	1,138
Loss from operations	(1,138)
Interest income	1,044
Net loss	$(94)
Weighted average number of common shares outstanding, basic and diluted	10,781,250
Loss per common share, basic and diluted	$(0.00)

See accompanying notes to financial statements

BPW ACQUISITION CORP.
(a corporation in the development stage)

 Statement of STOCKHOLDERS’ EQUITY
For the period October 12, 2007 (inception) to December 31, 2007

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount
Sale of units issued to the sponsors on October 31, 2007 at $0.0023 per unit (each unit consists of one share of common stock and one warrant to purchase a share of common stock)	10,781,250	$1,078	$23,922	$—	$25,000
Net loss				(94)	(94)
Balances, at December 31, 2007	10,781,250	$1,078	$23,922	$(94)	$24,906

See accompanying notes to financial statements.

BPW ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period October 12, 2007 (inception) to December 31, 2007

Cash flows from operating activities
Net loss	$(94)
Adjustments to reconcile net loss to net cash provided by in operating activities:
Increase in cash attributable to changes in liabilities
Accounts payable and accrued expenses	1,000
Net cash provided by operating activities	906
Cash flows from financing activities
Proceeds from notes payable, sponsors	250,000
Payment of offering costs	(76,864)
Proceeds from issuance of units to the sponsors	25,000
Net cash provided by financing activities	198,136
Net increase in cash	199,042
Cash, beginning of period	—
Cash, end of period	$199,042
Non-cash financing activities, accrued offering costs	$420,000

See accompanying notes to financial statements

BPW ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

BPW Acquisition Corp. (a corporation in the development stage) (the ‘‘Company’’) was incorporated in Delaware on October 12, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. The Company will focus on an acquisition or acquisitions in the financial services or business services industries. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (‘‘SFAS’’) No. 7, ‘‘Accounting and Reporting By Development Stage Enterprises’’, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the ‘‘Proposed Offering’’), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (‘‘Business Combination’’). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately $373,000,000 (99.5%) of the aggregate proceeds of the proposed offering and sale of sponsors’ warrants (see Note D), including deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination, will be held in a trust account (‘‘Trust Account’’) until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement to effect a business combination with a target business, will submit such transaction for stockholder approval. In the event that 35% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering), on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the time period within which it must complete its Business Combination and the stockholder vote required to approve its Business Combination vote against the Business Combination and elect to exercise their conversion rights, the Business Combination will not be consummated. In the event an extension period or a Business Combination is consummated, public stockholders who exercised their conversion rights and voted against an extension period or a Business Combination will be entitled to convert their stock for a pro rata share of the aggregate amount of cash then on deposit in the Trust Account, including their pro rata portion of the deferred underwriting discount and any interest earned on the trust account, net of income taxes payable on the interest income on the Trust Account and net of any interest income of up to $4.0 million released to the Company for working capital requirements. However, voting against an extension period or the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. All of the Company’s stockholders prior to the Proposed Offering have agreed to vote all of the shares of common stock held by them prior to the Proposed Offering (i) in the same manner as the majority of the votes cast by the public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve an initial Business Combination and (b) in connection with the vote required to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the Company’s corporate existence to up to 30 months from the consummation of the Proposed Offering in the event the Company has entered into a definitive agreement for, but has not yet consummated, an initial Business Combination, and (ii) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve an initial Business Combination. In addition, all of the Company’s stockholders prior to the Proposed Offering and the Company’s directors and officers have agreed that they will vote any shares of common stock they purchase in the open market in, or after, the Proposed Offering, including those shares purchased pursuant to the limit orders, in favor of an initial Business Combination, in favor of an extension of the Company’s corporate existence to up to 30 months from the consummation of the Proposed Offering and in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve an initial Business Combination.

In the event that the Company does not consummate a Business Combination within 24 months (or up to 30 months if extended) from the consummation of the Proposed Offering, the proceeds held in the Trust Account, including any interest earned and net of any income taxes payable on the interest income, will be distributed to the Company’s public stockholders, excluding the existing stockholders, to the extent of their initial stock holdings.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises.’’ At December 31, 2007, the Company had not commenced any operations. All activity through December 31, 2007 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A – ‘‘Expenses of Offering’’. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the balance sheet.

Preferred stock:

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No shares were issued and outstanding as of December 31, 2007.

Loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, ‘‘Earnings Per Share.’’ Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period, except where the result would be anti-dilutive. Net loss per share of common stock, assuming dilution, reflects the maximum potential dilution that could occur if such securities or other contracts to issue common stock were exercised or converted into common stock and would then increase the number of the weighted average number of common shares outstanding and share in the net loss of the Company. As the Company reported a net loss for the period from October 12, 2007 (inception) to December 31, 2007, the effect of the 10,781,250 warrants issued to the Sponsors has not been considered in the diluted net loss per common share since these dilutive securities would reduce the loss per common share and become anti-dilutive. In addition, the 10,781,250 warrants issued to the Sponsors are contingently exercisable.

Income tax:

The Company complies with SFAS 109, ‘‘Accounting for Income Taxes,’’ which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently issued accounting pronouncements:

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

NOTE C — PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 37,500,000 units (‘‘Units’’). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (‘‘Warrants’’). The expected public offering price will be $10.00 per unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (i) one year from the date of the final prospectus for the Proposed Offering or (ii) the completion of a Business Combination with a target business, and will expire six years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

NOTE D — RELATED PARTY TRANSACTIONS

The Company issued two unsecured promissory notes to the Sponsors of the Company for aggregate proceeds of $250,000 on October 31, 2007. The notes are non-interest bearing and are payable on the earlier of October 31, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount at $250,000.

On October 31, 2007, the Company issued 10,781,250 Units (‘‘Founders’ Units’’) for proceeds of $25,000 to the Sponsors of the Company. Subsequently, the Sponsors have agreed to return to the Company an aggregate of 3,170,956 of such Founders’ Units, which, upon receipt, the Company will cancel. Up to an aggregate of 992,647 of the Founders’ Units are subject to forfeiture to the extent that the underwriters’ over-allotment option (see Note E) is not exercised in full or in part by the underwriters.

The Company has agreed to pay a monthly fee of $10,000 per month to an entity affiliated with one of the Company’s Sponsors, for office space and certain office and secretarial services. This agreement commences on the date of the Proposed Offering and shall continue through the earlier of a Business Combination or the liquidation of the Company.

The Sponsors have agreed to purchase, in a private placement, 8,600,000 warrants (‘‘Sponsors’ Warrants’’) at $1 per warrant immediately prior to the Proposed Offering from the Company, not as part of the Proposed Offering. The aggregate proceeds of this private placement of $8.6 million will be held in the Trust Account described in Note A above. The Sponsors’ Warrants will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that (i) the Sponsors have agreed that they will not sell or otherwise transfer the warrants until 180 days after the date the Company consummates a Business Combination, (ii) they may be exercised on a cashless basis at the option of the holder and (iii) are not redeemable as long as they are held by the Sponsors or their affiliates. If the Company does not complete a Business Combination, then the $8.6 million proceeds will be part of the liquidating distribution to the Public Stockholders and the warrants issued to Sponsors will expire worthless.

The Company’s Board of Directors approved an amendment to modify the terms of the warrants granted to the Founders as part of the Founders’ Units whereby the exercise price of the warrants was increased from $7.50 to $10.00.

The Sponsors transferred at cost an aggregate of 150,000 founders’ units to Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf (the ‘‘Directors’’), each of whom has agreed to serve on the board of directors of the Company upon the closing of the Proposed Offering. In addition, the Directors have entered into an agreement with the Sponsors to purchase an aggregate of an additional 129,750 Founders’ Units prior to the consummation of the Proposed Offering and an aggregate of 149,571 Sponsors’ Warrants immediately following the consummation of the Proposed Offering from the Sponsors for an aggregate purchase price of $150,000.

The holders of the Founder Units, as well as the holders of the Sponsors’ Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of a majority of these securities will be entitled to make up to three demands that the Company register such securities. In addition, these stockholders will have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by the Company. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require the Company to register these securities held by them on a registration statement filed under the Securities Act, provided that no sales will be allowed to be made pursuant to such registration statement until termination of the applicable lock-up period for the securities being registered, even if such registration statement has already been declared effective, and provided further that with respect to the founders’ warrants, such warrants must also have become exercisable. The Company will bear the expenses incurred in connection with filing any such registration statement.

The holders of the warrants will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’ warrants and sponsors’ warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that so long as they are held by our founders or sponsors, respectively, or their affiliates or other permitted transferees, the founders’ warrants and sponsors’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

The Sponsors have entered into agreements with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they have placed limit orders for an aggregate of up to $25 million of the Company’s common stock, commencing on the later of (i) the day after we file a preliminary proxy statement relating to our initial business combination and (ii) 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of Stockholders at which such business combination is to be approved, or earlier in certain circumstances (‘‘Buyback Period’’). Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP have agreed to contribute to the capital of BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP, respectively, sufficient funds for them to meet their respective obligations under these limit order agreements. These limit orders will require the Sponsors to purchase the Company’s common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in the Trust Account, until the earlier of the expiration of the Buyback Period or until such purchases reach $25 million in total. The Sponsors will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, the Sponsors have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until 180 days after we have completed an initial business combination, and will vote all such shares (i) in favor of our initial business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (iii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

NOTE E — COMMITMENTS

The Company is committed to pay an underwriting discount of 2.6% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 4.4% of the gross offering proceeds payable upon the Company’s consummation of a Business Combination, reduced pro rata by the exercise of any conversion rights described in Note A. The underwriters will not be entitled to any interest accrued on the deferred discount.

The Company has granted the underwriters a 30-day option to purchase up to 5,625,000 additional Units to cover the over-allotment, if any.

$375,000,000

BPW Acquisition Corp.

37,500,000 Units

P R O S P E C T U S

                         , 2008

Citi

UBS Investment Bank

Piper Jaffray

Sandler O’Neill + Partners, L.P.

I-Bankers Securities, Inc.

Until                      , 2008 (25 days from the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Account Agent’s fee	$5,000	(1)
SEC Registration Fee	13,239
FINRA filing fee	43,625
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	38,000
Printing and engraving expenses	30,000
Directors & Officers liability insurance premiums		(2)
Legal fees and expenses	550,000
Miscellaneous	136	(3)
Total	$750,000

(1)	In addition to the initial acceptance fee that is charged by Mellon Bank, N.A., account agent the registrant will be required to pay to Mellon Investor Services LLC $500 per month for acting as transfer agent of the registrant’s common stock, warrant agent for the registrant’s warrants and escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates our initial business combination.
(3)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following securities without registration under the Securities Act:

Stockholders	Number of Units
BNYH BPW Holdings, LLC	5,390,625
Perella Weinberg Partners Acquisition LP	5,390,625

On October 31, 2007, we sold 10,781,250 units to the stockholders listed above, each consisting of one share of common stock and one warrant to purchase one share of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0023 per share. Subsequently, on February 19, 2008, the stockholders listed above returned to us an aggregate of 3,170,956 of such units, which we have cancelled.

In addition, our sponsors have committed to purchase from us 8,600,000 warrants at $1.00 per warrant (for an aggregate purchase price of $8,600,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by the above entities was made pursuant to the Sponsors’ Warrant Subscription Agreement, dated November 14, 2007, as amended and restated February 19, 2008 (the form of Amended and Restated Sponsors’ Warrant Subscription Agreement was filed as Exhibit 10.6 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a ‘‘completed private placement.’’

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.†
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant.*
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.†
10.1	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc., BNYH, PWP and the Sponsors*
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer and director.*
10.3	Form of Trust Account Agreement between Mellon Bank, N.A. and the Registrant.*
10.4	Promissory Note issued to Perella Weinberg Partners Acquisition LP.†
10.5	Promissory Note issued to BNYH BPW Holdings LLC.†
10.6	Amended and Restated Sponsors’ Warrant Subscription Agreement among the Registrant, Perella Weinberg Partners Acquisition LP and BNYH BPW Holdings LLC.*
10.7	Form of Registration Rights Agreement among the Registrant and the Founders.*
10.8	Amended and Restated Initial Unit Subscription Agreements among the Registrant, Perella Weinberg Partners Acquisition LP and BNYH BPW Holdings LLC.*
10.9	Letter Agreement between Perella Weinberg Partners Group LP and Registrant regarding administrative support.†
10.10	Rule 10b5-1 Stock Purchase Plan between Citigroup Global Markets Inc. and Perella Weinberg Partners Acquisition LP.†
10.11	Rule 10b5-1 Stock Purchase Plan between Citigroup Global Markets Inc. and BNYH BPW Holdings LLC.†
10.12	Form of Right of First Review Agreement.†

Exhibit No.	Description
10.13	Amended and Restated Securities Purchase Agreement by and among Perella Weinberg Partners Acquisition LP, BNYH BPW Holdings LLC and Messrs. Einiger, Fredericks and Schoellkopf.*
10.14	Amended and Restated Securities Assignment Agreement by and among Perella Weinberg Partners Acqusition LP, BNYH BPW Holdings LLC and Messrs. Einiger, Fredericks and Schoellkopf.*
14	Form of Code of Ethics.†
23.1	Consent of Rothstein, Kass & Company, P.C.†
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).†
24	Power of Attorney.†
99.1	Consent of Roger W. Einiger.†
99.2	Consent of J. Richard Fredericks.†
99.3	Consent of Wolfgang Schoellkopf.†
99.4	Form of Audit Committee Charter.†
99.5	Form of Nominating Committee Charter.†

*	Filed herewith
†	Previously filed

Item 17. Undertakings.

(a)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of February, 2008.

BPW Acquisition Corp.
By: /s/ Michael E. Martin Name: Michael E. Martin Title: Chief Executive Officer, Chairman of the Board

Name	Position	Dates

/s/ Michael E. Martin	Chief Executive Officer, Chairman of the Board (Principal executive officer)	February 19, 2008

Michael E. Martin

/s/ Joseph R. Perella	Vice Chairman, Director	February 19, 2008

Joseph R. Perella

/s/ Richard J. Jensen	Senior Vice President, Secretary (principal financial and accounting officer)	February 19, 2008

Richard J. Jensen

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.†
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant.*
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.†
10.1	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc., BNYH, PWP and the Sponsors.*
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer and director.*
10.3	Form of Trust Account Agreement between Mellon Bank, N.A. and the Registrant.*
10.4	Promissory Note issued to Perella Weinberg Partners Acquisition LP.†
10.5	Promissory Note issued to BNYH BPW Holdings LLC.†
10.6	Amended and Restated Sponsors’ Warrant Subscription Agreement among the Registrant, Perella Weinberg Partners Acquisition LP and BNYH BPW Holdings LLC.*
10.7	Form of Registration Rights Agreement among the Registrant and the Founders.*
10.8	Amended and Restated Initial Unit Subscription Agreements among the Registrant, Perella Weinberg Partners Acquisition LP and BNYH BPW Holdings LLC.*
10.9	Letter Agreement between Perella Weinberg Partners Group LP and Registrant regarding administrative support.†
10.10	Rule 10b5-1 Stock Purchase Plan between Citigroup Global Markets Inc. and Perella Weinberg Partners Acquisition LP.†
10.11	Rule 10b5-1 Stock Purchase Plan between Citigroup Global Markets Inc. and BNYH BPW Holdings LLC.†
10.12	Form of Right of First Review Agreement.†
10.13	Amended and Restated Securities Purchase Agreement by and among Perella Weinberg Partners Acquisition LP, BNYH BPW Holdings LLC and Messrs. Einiger, Fredericks and Schoellkopf.*
10.14	Amended and Restated Securities Assignment Agreement by and among Perella Weinberg Partners Acqusition LP, BNYH BPW Holdings LLC and Messrs. Einiger, Fredericks and Schoellkopf.*
14	Form of Code of Ethics.†
23.1	Consent of Rothstein Kass & Company P.C.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).†
24	Power of Attorney.†
99.1	Consent of Roger W. Einiger.†
99.2	Consent of J. Richard Fredericks.†
99.3	Consent of Wolfgang Schoellkopf.†
99.4	Form of Audit Committee Charter.†
99.5	Form of Nominating Committee Charter.†

*	Filed herewith
†	Previously filed